UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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FIESTA RESTAURANT GROUP, INC.
(Name of Registrant as Specified in its Charter)

__________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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2020

Annual Meeting of Shareholders

Notice and Proxy Statement
April 29, 2020
9:00 A.M. (EDT)

JW Marriott Marquis Miami Hotel, 255 Biscayne Blvd Way
Miami, Florida 33131

Chairman’s Letter

Fellow Shareholders:

We are pleased to present you with the 2020 Proxy Statement of Fiesta Restaurant Group, Inc. (“Fiesta”) and cordially invite you to attend Fiesta’s 2020 annual meeting of shareholders, which will be held at 9:00 a.m., local time, on Wednesday, April 29, 2020 at the JW Marriott Marquis Miami Hotel, 255 Biscayne Blvd Way,
Miami, Florida 33131.

In 2019, our management team continued to engage with shareholders on a regular basis. The input we received was incorporated into our board’s considerations and our actions and initiatives are often influenced by the feedback imparted by our shareholders. After being spun-off from our former parent company, we are entering our 9th year as an independent publicly traded company.

Most recently we added Andrew V. Rechtschaffen as a new board member. Andrew, the founder of AREX Capital Management, LP, brings with him significant finance and, specifically, capital markets and capital allocation experience. Following Andrew’s appointment, we have added four new independent board members during the last three years, many of whom, along with our Chief Executive Officer and newly appointed Chief Financial Officer, bring significant restaurant and retail industry operating experience.

We appreciate the willingness of our shareholders to engage with us on these matters. We look forward to continuing to evolve our board, governance, compensation and sustainability practices as part of the overall revitalization of Fiesta.

Sincerely,

Stacey Rauch
Chairman of the Board
Fiesta Restaurant Group, Inc.

FIESTA RESTAURANT GROUP, INC.
14800 Landmark Boulevard, Suite 500
Dallas, Texas 75254

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You are invited to attend the 2020 Annual Meeting of Shareholders, which we refer to as the “2020 Annual Meeting”, of FIESTA RESTAURANT GROUP, INC., a Delaware corporation, which we refer to as “we”, “us”, “our”, the “Company”, “Fiesta Restaurant Group”, and “Fiesta”.

Date and Time:
Wednesday, April 29, 2020, at 9:00 A.M. (EDT)

Place:
JW Marriott Marquis Miami Hotel
255 Biscayne Blvd Way
Miami, Florida 33131

Record Date:
March 2, 2020

Notice and Voting:
Only shareholders of record as of the record date are entitled to receive notice of, and to vote at, the 2020 Annual Meeting, and at any adjournment or postponement thereof. You are entitled to one vote per proposal for each share of common stock held by you.

To Fiesta Restaurant Group Shareholders:

At the meeting, shareholders will be asked to consider and vote upon the following proposals:

(1)    To elect the nine directors named in the Proxy Statement to serve until the next Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified;

(2)    To adopt, on an advisory basis, a non-binding resolution approving the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement under “Executive Compensation”;

(3)    To select, on an advisory basis, the frequency of the advisory stockholder vote on the compensation of the Company’s Named Executive Officers;

(4)    To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2020 fiscal year; and

(5)    To consider and act upon such other matters as may properly come before the 2020 Annual Meeting.

A list of our shareholders as of the close of business on March 2, 2020 will be available for inspection during business hours for ten days prior to the 2020 Annual Meeting at our principal executive offices located at 14800 Landmark Boulevard, Suite 500, Dallas, Texas 75254.

If you are a shareholder of record, the inspector of election will have your name on a list and you will be able to gain entry to the meeting upon presentation of some form of government-issued photo identification such as a driver’s license, state-issued ID card or passport. If you are not a shareholder of record, but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership, along with a form of photo identification referred to above. If you do not comply with the procedures outlined above, you will not be admitted to the meeting.

We are taking advantage of the Securities and Exchange Commission rule that allows us to deliver our proxy materials (which include the Proxy Statement included with this notice, our 2019 annual report and form of proxy card) to shareholders via the Internet. As a result, our shareholders will receive a mailing containing only a notice of the meeting instead of paper copies of our proxy materials.

Your vote is important. Whether or not you plan to attend the meeting, please review our proxy materials and request a proxy card to sign, date and return or submit your proxy by telephone or through the Internet. If you attend the meeting in person, you may, if you desire, revoke your proxy and choose to vote in person even if you had previously sent in your proxy card or voted by telephone or the Internet.

Very truly yours,
Louis DiPietro
Senior Vice President, Chief Legal Officer, General Counsel & Secretary
Miami, Florida
March 20, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING TO BE HELD ON APRIL 29, 2020: THE PROXY STATEMENT FOR THE 2020 ANNUAL MEETING AND OUR 2019 ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE AT WWW.PROXYVOTE.COM.

The approximate date on which the “Important Notice Regarding the Availability of Proxy Materials” was first sent or given to shareholders was on or about March 20, 2020.

EXECUTIVE SUMMARY

2020 Annual Meeting Information

Date	Time	Place	Record Date
Wednesday, April 29, 2020	9:00 A.M. (EDT)	JW Marriott Marquis Miami Hotel, 255 Biscayne Blvd Way Miami, Florida 33131	March 2, 2020

For additional information about our Annual Meeting, see the section titled “Questions and Answers About the 2020 Annual Meeting.”

Matters to be Voted on at Our 2020 Annual Meeting

BALLOT ITEMS	BOARD RECOMMENDATION	PAGE
Proposal 1. Election of the nine directors named in the Proxy Statement to serve until the next Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified	FOR each director	6
Proposal 2. Adoption, on an advisory basis, of a non-binding resolution approving the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement under “Executive Compensation”	FOR	56
Proposal 3. To select, on an advisory basis, the frequency of the advisory stockholder vote on the compensation of the Company’s Named Executive Officers	1 YEAR	57
Proposal 4. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2020 fiscal year	FOR	58
Proposal 5. To consider and act upon such other matters as may properly come before the 2020 Annual Meeting

How to Cast Your Vote

Shareholders of record can vote by any of the following methods:

In person, at the 2020 Annual Meeting. If you attend the 2020 Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the 2020 Annual Meeting.

Via telephone by calling 1-800-690-6903.
Via Internet by visiting www.proxyvote.com.
Via mail (if you received your proxy materials by mail), you can vote by marking, dating, signing and returning the proxy card in the postage-paid envelope

•        If you hold your shares beneficially in “street name” through a broker, bank or other nominee, you may be able to complete your proxy and authorize your vote by proxy, by telephone or the Internet as well as by mail. You must follow the instructions provided by your broker or other nominee to vote your shares.

•        If you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares will not be voted with respect to Proposals 1, 2, 3 and 5, as we do not believe such proposals qualify for discretionary voting treatment by a broker.

•        If you are a beneficial owner holding your shares in “street name” and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares of common stock will not be voted with respect to any proposal for which the shareholder of record does not have “discretionary” authority to vote.

FIESTA RESTAURANT GROUP, INC.

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING	2
PROPOSAL 1
ELECTION OF DIRECTORS	6
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
CORPORATE GOVERNANCE	24
EXECUTIVE COMPENSATION	25
REPORT OF THE COMPENSATION COMMITTEE	34
SUMMARY COMPENSATION TABLE	35
GRANTS OF PLAN-BASED AWARDS	41
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	43
OPTIONS EXERCISED AND STOCK VESTED	44
NONQUALIFIED DEFERRED COMPENSATION	44
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-OF-CONTROL	45
DIRECTOR COMPENSATION	53
PROPOSAL 2
ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT UNDER “EXECUTIVE COMPENSATION”	56
PROPOSAL 3
TO SELECT, ON AN ADVISORY BASIS, THE FREQUENCY OF THE ADVISORY STOCKHOLDER VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	57
PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	58
ANNUAL MEETING PROCEDURES	59
OTHER INFORMATION	62

i

FIESTA RESTAURANT GROUP, INC.
14800 Landmark Boulevard, Suite 500
Dallas, Texas 75254

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PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
APRIL 29, 2020

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This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of FIESTA RESTAURANT GROUP, INC., a Delaware corporation, to be used at the Annual Meeting of Shareholders, which we refer to as the “2020 Annual Meeting” or the “meeting”, of the Company which will be held at the JW Marriott Marquis Miami Hotel, 255 Biscayne Blvd Way, Miami, Florida 33131 on Wednesday, April 29, 2020, at 9:00 A.M. (EDT), and at any adjournment or adjournments thereof. Only shareholders of record at the close of business on March 2, 2020, which we refer to as the “record date”, will be entitled to vote at the 2020 Annual Meeting. The approximate date on which the “Important Notice Regarding the Availability or Proxy Materials” was first sent or given to shareholders was on or about March 20, 2020.

Holders of our common stock at the close of business on March 2, 2020 will be entitled to vote at the 2020 Annual Meeting. As of March 2, 2020, 25,969,444 shares of our common stock, $0.01 par value per share, were outstanding and each entitled to one vote. Shareholders are entitled to one vote for each share of common stock held. A majority, or 12,984,723 of these shares, present in person or represented by proxy at the 2020 Annual Meeting, will constitute a quorum for the transaction of business.

This Proxy Statement and our 2019 Annual Report are also available at www.proxyvote.com.

All references in this Proxy Statement to “Fiesta Restaurant Group”, the “Company”, “we”, “us” and “our” refer to Fiesta Restaurant Group, Inc. References to the “board of directors” or “board” refer to the board of directors of Fiesta Restaurant Group.

QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING

Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, which we refer to as the “SEC”, instead of mailing a printed proxy card or printed materials, we have elected to provide access to our proxy materials (which include this Proxy Statement, our 2019 annual report and form of proxy card) via the Internet. A Notice of Internet Availability of Proxy Materials, which we refer to as the “notice” will be mailed to our shareholders of record and beneficial owners (shareholders who own their stock through a nominee such as a bank or broker). The document will instruct shareholders on how to access the proxy materials on a secure website referred to in the notice or how to request printed copies.

In addition, by following the instructions in the notice, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

What are the proposals that will be voted at the meeting?

At the 2020 Annual Meeting, the Company asks you to vote on five proposals:

Proposal 1: to elect the nine directors named in the Proxy Statement to serve until the next Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified;

Proposal 2: to adopt, on an advisory basis, a non-binding resolution approving the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement under “Executive Compensation”;

Proposal 3: to select, on an advisory basis, the frequency of the advisory stockholder vote on the compensation of the Company’s Named Executive Officers;

Proposal 4: to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2020 fiscal year; and

Proposal 5: to consider and act upon such other matters as may properly come before the 2020 Annual Meeting.

The board may also ask you to participate in the transaction of any other business that is properly be brought before the 2020 Annual Meeting in accordance with the provisions of our Restated Certificate of Incorporation, as amended, which we refer to as the “Restated Certificate of Incorporation” and Amended and Restated Bylaws, as amended, which we refer to as the “Bylaws”.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING
FOR THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL 1,
FOR PROPOSALS 2 AND 4 AND 1 YEAR ON PROPOSAL 3.

When will the 2020 Annual Meeting be held?

The 2020 Annual Meeting is scheduled to be held at 9:00 A.M. (EDT), on Wednesday, April 29, 2020, at the JW Marriott Marquis Miami Hotel, 255 Biscayne Blvd Way, Miami, Florida 33131.

Who is soliciting my vote?

In this Proxy Statement, the board is soliciting your vote.

How does the board recommend that I vote?

The board unanimously recommends that you vote by proxy using the proxy card with respect to the proposals, as follows:

•        FOR the election of the nine named director nominees as directors;

•        FOR on an advisory basis, the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in the Proxy Statement under “Executive Compensation”;

•        1 YEAR as the selection, on an advisory basis, of the frequency of the advisory stockholder vote on the compensation of the Company’s Named Executive Officers; and

•        FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2020 fiscal year.

Why is the board recommending FOR Proposals 1, 2, and 4 and 1 YEAR on Proposal 3?

We describe all proposals and the board’s reasons for supporting Proposals 1, 2 and 4 and 1 YEAR on Proposal 3 in detail beginning at page 6 of this Proxy Statement.

Who can vote?

Holders of our common stock at the close of business on March 2, 2020, the record date, may vote at the 2020 Annual Meeting.

As of March 2, 2020, there were 25,969,444 shares of our common stock outstanding, each entitled to one vote.

How do I vote if I am a record holder?

You can vote by attending the 2020 Annual Meeting and voting in person, or you can vote by proxy. If you are the record holder of your stock, you can vote in the following four ways:

•        By Internet:    You may vote by submitting a proxy over the Internet. Please refer to the notice, proxy card or voting instruction form provided to you by your broker for instructions of how to vote by Internet.

•        By Telephone:    Shareholders located in the United States may vote by submitting a proxy by telephone by calling the toll-free telephone number on the notice, proxy card or voting instruction form and following the instructions.

•        By Mail:    If you received proxy materials by mail, you can vote by submitting a proxy by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope.

•        In Person at the 2020 Annual Meeting:    If you attend the 2020 Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the 2020 Annual Meeting. You are encouraged to submit your proxy in advance over the Internet, by telephone or by mail regardless of whether or not you plan to attend the 2020 Annual Meeting.

How do I vote if my common shares are held in “street name”?

If you hold your shares beneficially in street name through a nominee (such as a bank or broker), you may be able to complete your proxy and authorize your vote by proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

If you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares will not be voted with respect to Proposals 1, 2, 3 and 5 as we do not believe such proposals qualify for discretionary voting treatment by a broker. We therefore encourage you to provide voting instructions on a proxy card or a provided voting instruction form to the bank, broker, trustee or other nominee that holds your shares by carefully following the instructions provided in their notice to you.

How many votes do I have?

Shareholders are entitled to one vote per proposal for each share of common stock held.

How will my shares of common stock be voted?

The shares of common stock represented by proxies will be voted in accordance with the directions you make thereon at the 2020 Annual Meeting, but if no direction is given and you do not revoke your proxy, your proxy will be voted: FOR the election of the nine named director nominees (Proposal 1); FOR, on an advisory basis, the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in the Proxy Statement under “Executive Compensation,” (Proposal 2); 1 YEAR as the selection, on an advisory basis, of the frequency of the advisory stockholder vote on the compensation of the Company’s Named Executive Officers (Proposal 3) and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2020 fiscal year (Proposal 4).

What vote is required with respect to the proposals?

Proposal 1 will be decided by the affirmative vote of a majority of the shares of common stock voting with respect to such nominee. Proposals 2, 4 and 5 will be decided by the affirmative vote of a majority of the votes present in person or represented by proxy. The frequency receiving the highest number of votes from holders of shares present at the meeting and entitled to vote on the subject matter will be the non-binding selection of the stockholders of the frequency of a future advisory stockholder vote on the compensation of the Company’s Named Executive Officers. A shareholder over the Internet, by telephone, or by mail can vote “FOR,” “AGAINST” or “ABSTAIN” on Proposals 1, 2, 4 and 5 and “1 YEAR”, “2 YEARS”, “3 YEARS” OR “ABSTAIN” on Proposal 3. Each of Proposals 1, 2, 4 and 5 will pass if the total votes cast “for” a given proposal exceed the total number of votes cast “against” and “abstain” on such given proposal.

What is the effect of abstentions and broker non-votes on voting?

Abstentions and broker “non-votes” are included in the determination of the number of shares present at the 2020 Annual Meeting for quorum purposes. Abstentions count as a vote against the proposals. Broker “non-votes” are not counted in the tabulations of the votes cast or present at the 2020 Annual Meeting and entitled to vote on any of the proposals and therefore will have no effect on the outcome of the proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. We anticipate that only Proposal 4 presented at the 2020 Annual Meeting will allow nominees to exercise discretionary voting power.

If I have already voted by proxy against the proposals, can I still change my mind?

Yes. To change your vote by proxy, simply sign, date and return the proxy card or voting instruction form in the accompanying postage-paid envelope, or vote by proxy by telephone or via the Internet in accordance with the instructions in the notice, proxy card or voting instruction form. We strongly urge you to vote by proxy FOR Proposals 1, 2 and 4 and 1 YEAR on Proposal 3. Only your latest dated proxy will count at the 2020 Annual Meeting.

Will my shares be voted if I do nothing?

If your shares of our common stock are registered in your name, you must sign and return a proxy card, vote over the Internet or by telephone or attend the 2020 Annual Meeting and vote in person in order for your shares to be voted.

If your shares of common stock are held in “street name,” that is, held for your account by a broker, bank or other nominee, and you do not instruct your broker or other nominee how to vote your shares, then, because Proposals 1, 2, 3 and 5 are “non-routine matters,” your broker or other nominee would not have discretionary authority to vote your shares on such proposals. If your shares of our common stock are held in “street name,” your broker, bank or nominee has enclosed a proxy card or voting instruction form with this Proxy Statement. We strongly encourage you to authorize your broker or other nominee to vote your shares by following the instructions provided on the proxy card or voting instruction form.

Please return your proxy card or voting instruction form to your broker or other nominee by proxy, simply sign, date and return the enclosed proxy card or voting instruction form in the accompanying postage-paid envelope, or vote by proxy by telephone or via the Internet in accordance with the instructions in the proxy card or voting instruction form. Please contact the person responsible for your account to ensure that a proxy card or voting instruction form is voted on your behalf.

We strongly urge you to vote by proxy FOR Proposals 1, 2 and 4 and 1 YEAR on Proposal 3 by proxy over the Internet using the Internet address on the notice or proxy card, by telephone using the toll-free number on the notice or proxy card or by signing, dating and returning a proxy card by mail. If your shares are held in “street name,” you should follow the instructions on your proxy card or voting instruction form provided by your broker or other nominee and provide specific instructions to your broker or other nominee to vote as described above.

What constitutes a quorum?

A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the 2020 Annual Meeting. Votes withheld, abstentions and broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for this meeting. In the absence of a quorum, the 2020 Annual Meeting may be adjourned by a majority of the votes entitled to be cast represented either in person or by proxy.

Whom should I call if I have questions about the 2020 Annual Meeting?

If you have any questions or you need additional copies of the proxy materials, please contact Louis DiPietro, Senior Vice President, Chief Legal Officer, General Counsel & Secretary by mail at 7255 Corporate Center Drive, Suite C, Miami, Florida 33126 or by telephone at (305) 671-1257.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING TO BE HELD ON APRIL 29, 2020: THE PROXY STATEMENT FOR THE 2020 ANNUAL MEETING AND OUR 2019 ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE AT WWW.PROXYVOTE.COM.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our current directors are Stacey Rauch, Nicholas Daraviras, Stephen P. Elker, Brian P. Friedman, Sherrill Kaplan, Nicholas P. Shepherd, Paul E. Twohig, Andrew V. Rechtschaffen and Richard C. Stockinger. Nine directors will be elected at the 2020 Annual Meeting.

The election of a director requires the affirmative vote of a majority of the shares of common stock voting with respect to such nominee (excluding abstentions and non-votes). Each proxy received will be voted FOR the election of the nine directors named below unless otherwise specified in the proxy.

On February 5, 2020, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with AREX Capital Management, LP and certain of its affiliates (collectively, “AREX”). Pursuant to the Cooperation Agreement, the Company agreed to increase the size of the board of directors by one director seat and appointed Andrew Rechtschaffen (the “AREX Director”), an affiliate of AREX, to the board of directors and the Corporate Governance and Nominating Committee effective February 13, 2020. Pursuant to the Cooperation Agreement, Mr. Rechtschaffen will serve a term beginning February 13, 2020 and expiring at the 2020 Annual Meeting. We have further agreed to nominate Mr. Rechtschaffen for election at the 2020 Annual Meeting, with a term expiring at the 2021 annual meeting of stockholders (the “2021 Annual Meeting”). From the Appointment Date until the Termination Date (as defined below), upon the death or disability of the AREX Director, AREX Capital Management, LP shall have right to identify, and the board of directors shall appoint, a replacement director with relevant financial and business experience, who qualifies as independent under the SEC and NASDAQ rules and whose qualifications are substantially similar to Mr. Rechtschaffen.

With respect to each annual or special meeting of the Company’s stockholders, during the term of the Cooperation Agreement, AREX has agreed to vote the shares of the Company’s common stock then held by it in accordance with the board of directors’ recommendations on director election proposals and any other proposals submitted by the Company or a stockholder, except that AREX may vote in its discretion on Extraordinary Transactions (as defined in the Cooperation Agreement) and, other than with respect to director election or removal proposals, in accordance with the recommendations of Institutional Shareholder Services Inc. or Glass, Lewis & Co., LLC if either of them recommends differently from the board of directors.

AREX has also agreed to certain customary standstill provisions prohibiting it from, among other things, (i) making certain announcements regarding the Company’s transactions, (ii) soliciting proxies, (iii) acquiring, in the aggregate, beneficial ownership of more than 14.9% of the outstanding shares of the Company’s common stock, (iv) selling securities of the Company resulting in any third party owning more than 4.9% of the outstanding shares of the Company’s common stock (subject to certain exceptions set forth in the Cooperation Agreement), (v) taking actions to change or influence the board of directors, Company management or the direction of certain Company matters, and (vi) exercising certain stockholder rights.

The Cooperation Agreement will terminate on the date (the “Termination Date”) that is 30 days prior to the deadline under the Company’s amended and restated bylaws, as amended, for director nominations and stockholder proposals for the 2021 Annual Meeting, provided, however, that if both the Company and AREX agree by no later than 45 days prior to such deadline that the Company will re-nominate Mr. Rechtschaffen for election at the 2021 Annual Meeting, the term of the Cooperation Agreement will be extended until the date that is 30 days prior to the deadline under the Company’s amended and restated bylaws, as amended, for director nominations and stockholder proposals for the 2022 annual meeting of stockholders. Each of the Company and AREX has the right to terminate the Cooperation Agreement earlier if the other party commits a material breach of the Cooperation Agreement and such breach is not cured within 15 days after notice or, if such breach is not curable within 15 days, the breaching party has not taken any substantive action to cure within such 15-day period.

At this time, our board of directors knows of no reason why the Company’s nine nominees would be unable to serve. There are no other arrangements or understandings between any nominee and any other person pursuant to which such person was selected as a nominee.

Our Corporate Governance and Nominating Committee has reviewed the qualifications of the nine director nominees and has recommended the election of the nine directors recommended by the board.

Director Nominees’ Principal Occupations, Business Experience, Qualifications and Directorships

Name of Nominee	Committee Membership	Principal Occupation	Age	Director Since
Stacey Rauch	Compensation, Corporate Governance and Nominating (Chair)	Chair of the Board of Directors of Fiesta Restaurant Group; Non-Executive director of Land Securities Group, PLC, Ascena Retail Group, Inc., and Heidrick & Struggles, Inc.	61	2012
Sherrill Kaplan	Audit	Head of Marketing and Sales at Zipcar; Director of Fiesta Restaurant Group	42	2018
Nicholas Daraviras	Corporate Governance and Nominating	Co-President of Leucadia Asset Management, a unit of Jefferies Financial Group, Managing Director of Jefferies Financial Group, and Director of Fiesta Restaurant Group	46	2011
Stephen P. Elker	Audit (Chair), Corporate Governance and Nominating	Director of Fiesta Restaurant Group; Director of various private-held companies in the finance and payments industries	68	2012
Brian P. Friedman	Compensation	President and a director of Jefferies Financial Group Inc.; Director of Fiesta Restaurant Group	64	2011
Nicholas P. Shepherd	Compensation, Audit	Board of Directors and Chairman of the Nominating & Corporate Governance Committee and a member of the Compensation Committee of Spirit Realty Capital, Inc., Director of Fiesta Restaurant Group	61	2017
Paul E. Twohig	Compensation (Chair), Audit	Director of Fiesta Restaurant Group	66	2017
Andrew V. Rechtschaffen	Corporate Governance and Nominating	Founder of AREX Capital Management, LP; Director of Fiesta Restaurant Group	42	2020
Richard C. Stockinger	None	Chief Executive Officer, President and Director of Fiesta Restaurant Group	61	2017

Stacey Rauch (Chair) Director since 2012 Age: 61

With her public company board experience and distinguished career working with retailers, wholesalers and manufacturers during her 24 years at McKinsey & Company, Inc., Ms. Rauch brings to our board substantial expertise in business strategy, marketing, merchandising and operations in the retail industry.

Committee Membership:	Biography:
• Compensation • Corporate Governance and Nominating (Chair)

Stacey Rauch has served as the non-executive Chairman of the board of directors of Fiesta Restaurant Group since February 2017 and as a director of Fiesta Restaurant Group since 2012. Ms. Rauch is a Director (Senior Partner) Emeritus of McKinsey & Company, Inc. from which she retired in September 2010. Ms. Rauch was a leader in McKinsey’s Retail and Consumer Goods Practices, served as the head of the North American Retail and Apparel Practice, and acted as the Global Retail Practice Convener. A 24 -year veteran of McKinsey, Ms. Rauch led engagements for a wide range of retailers, apparel wholesalers, and consumer goods manufacturers in the United States and internationally. Ms. Rauch is also a non-Executive director of Land Securities Group, PLC, the UK’s largest commercial property company, where she sits on its Audit, Nomination and Remuneration Committees, Ascena Retail Group, Inc., a leading national women’s and girls’ specialty apparel retailer, where she sits on the Audit Committee and chairs the Leadership and Corporate Governance Committee, and Heidrick & Struggles, Inc., the premier provider of senior-level executive search and leadership consulting services, where she sits on the Audit and Finance Committee.

Nicholas Daraviras Director since 2011 Age: 46

Mr. Daraviras brings significant experience with the strategic, financial and operational issues of retail and consumer companies in connection with his service on the boards of a number of his firm’s portfolio companies over time.

Committee Membership:	Biography:
• Corporate Governance and Nominating

Nicholas Daraviras has served as a director of Fiesta Restaurant Group since April 2011. Mr. Daraviras has been a Managing Director of Jefferies Financial Group f/k/a Leucadia National Corporation (“Jefferies”) since 2014. From 1996 through 2014, Mr. Daraviras was employed with Jefferies Capital Partners LLC (“Jefferies Capital Partners”) or its predecessors. He was recently appointed Co-President of Leucadia Asset Management, a unit of Jefferies Financial Group. He also serves on several boards of directors of private portfolio companies of Jefferies and he is also an officer of certain Jefferies related entities.

Stephen P. Elker Director since 2012 Age: 68

Mr. Elker, with over 36 years of experience with KPMG LLP, brings to our board of directors extensive knowledge of accounting and tax practices that strengthens our board of directors’ collective knowledge, capabilities and experience.

Committee Membership:	Biography:
• Audit (Chair) • Corporate Governance and Nominating

Stephen P. Elker has served as a director of Fiesta Restaurant Group since May 7, 2012. Until 2009, Mr. Elker spent over 36 years with KPMG LLP, the U.S. member firm of KPMG International, beginning in its Washington D.C. office, and then with offices in Rochester, New York and Orlando, Florida. In 1999, Mr. Elker was appointed as managing partner of the Orlando office and served as partner in charge of the Florida business tax practice from 2001 to 2009. Mr. Elker also served as a member of the Nominating Committee and Strategy Committee of KPMG. During his career with KPMG, Mr. Elker led engagements for several hospitality and retail clients including large, multi-unit restaurant companies. Mr. Elker is a certified public accountant and recently served as an independent director and Chairman of the Audit Committee of CNL Growth Properties, Inc., a public, non-traded real estate investment trust. Mr. Elker also serves on the board of directors of a privately held company in the payments industry.

Brian P. Friedman Director since 2011 Age: 64

Having an extensive career in the legal, investment banking, investment and management fields, Mr. Friedman brings to our board of directors significant experience related to the business and financial issues facing public corporations and businesses generally. In addition, through Mr. Friedman’s service on the boards of a number of his firm’s portfolio companies over time, he combines significant executive experience with his knowledge of the strategic, financial and operational issues of restaurant companies.

Committee Membership:	Biography:
• Compensation

Brian P. Friedman has served as a director of Fiesta Restaurant Group since April 2011. Mr. Friedman has been the President and a director of Jefferies Financial Group Inc. f/k/a Leucadia National Corporation, which owns 5,262,189 shares or 20.3% of our common stock as of March 2, 2020) since March 1, 2013, a director and executive officer of Jefferies Group LLC since July 2005, Chairman of the Executive Committee of Jefferies LLC since 2002 and President of Jefferies Capital Partners LLC and its predecessors since 1997. Mr. Friedman was previously employed by Furman Selz LLC and its successors, including serving as Head of Investment Banking and a member of its Management and Operating Committees. Prior to his 17 years with Furman Selz and its successors, Mr. Friedman was an attorney with the law firm of Wachtell Lipton Rosen & Katz. Mr. Friedman serves on boards of directors/managers of Jefferies Financial Group Inc.’s and Jefferies Capital Partners LLC’s private subsidiaries and investee companies.

Sherrill Kaplan Director since 2018 Age: 42

With her broad experience as a marketing executive at Zipcar and Dunkin’ Brands, Ms. Kaplan brings substantial retail and restaurant expertise in marketing, digital strategy and brand management, particularly with respect to social media, loyalty management, CRM and mobile and digital payments, to our board of directors.

Committee Membership:	Biography:
• Audit (since February 2020) • Corporate Governance and Nominating (until February 2020)

Sherrill Kaplan has served as a director of Fiesta Restaurant Group since November 2018. Ms. Kaplan has served as the Head of Marketing and Sales at Zipcar, Inc. a subsidiary of Avis Budget Group, Inc., since August 2018. Ms. Kaplan also served as Vice President, Digital Marketing and Innovation at Dunkin’ Brands Group, Inc. from June 2011 to June 2018. Ms. Kaplan has also served as a member of the Consumer Advisory Board of American Express Company since March 2015.

Nicholas P. Shepherd Director since 2017 Age: 61

Mr. Shepherd, as former President and Chief Executive Officer of TGI Friday’s, Inc., brings significant leadership, management, operational, financial, marketing, franchising, brand management and public company board experience to the Board.

Committee Membership:	Biography:
• Compensation • Audit

Nicholas P. Shepherd has served as a director of Fiesta Restaurant Group since April 2017. Mr. Shepherd served as Chief Executive Officer and President of TGI Friday’s, Inc. (formerly known as Carlson Restaurants Worldwide Inc.) from 2009 until 2015. From 2008 until 2009, Mr. Shepherd served as Chief Executive Officer and Chairman of the Board of Directors of Sagittarius Brands, Inc., a private restaurant holding company, which owned and operated the Del Taco and Captain D’s restaurant brands. From 1995 until 2007, Mr. Shepherd served in several capacities at Blockbuster, Inc., including serving as Chief Operating Officer during 2007, President of Blockbuster North American from 2004 to 2007, Executive Vice President and Chief Marketing and Merchandising Officer from 2001 until 2004, Senior Vice President International from 1998 until 2001 and Vice President and General Manager from 1995 until 1999. Mr. Shepherd currently serves on the Board of Directors and as Chairman of the Nominating & Corporate Governance Committee and is a member of the Compensation Committee of Spirit Realty Capital, Inc., a publicly traded real estate investment trust.

Paul E. Twohig Director since 2017 Age: 66

With over 30 years of experience in the restaurant industry, Mr. Twohig brings to our board of directors significant leadership, management, operational, financial, marketing and franchising experience.

Committee Membership:	Biography:
• Audit • Compensation (Chair)

Paul E. Twohig has served as a director of Fiesta Restaurant Group since February 2017. Mr. Twohig is a global retail and food service senior executive with demonstrated success leading some of the world’s most prominent brands. Mr. Twohig served as President of MOD Super Fast Pizza Holdings, LLC (“MOD Pizza”) from October 2018 to January 2020 after previously serving as Chief Operating Officer of MOD Pizza from July 2017 until October 2018. From 2009 until 2017, Mr. Twohig served as President of Dunkin Donuts, U.S. and Canada. He was a member of the senior executive team that completed Dunkin Donuts’ initial public offering in 2011. Previously, Mr. Twohig held several senior executive roles with Starbucks Corporation, including Vice President and General Manager, U.K., and Senior Vice President, Eastern Division. Additionally, Mr. Twohig served as Chief Operating Officer and Executive Vice President at Panera Bread Company. His governance experience includes serving as a member of the Board of Directors for Dentistry for Children from 2011 to 2014, and for Solantic Urgent Care, Inc. from 2007 to 2011.

Andrew V. Rechtschaffen Director since 2020 Age: 42	Mr. Rechtschaffen, as founder of AREX Capital Management, LP, brings financial, capital markets expertise to the Board.
Committee Membership:	Biography:
• Corporate Governance and Nominating (since February 2020)

Andrew V. Rechtschaffen has served as a director of Fiesta Restaurant Group since February 2020. He founded AREX Capital Management, LP, a value-oriented investment firm, in 2017. Prior to AREX Capital Management, LP, Mr. Rechtschaffen was with Greenlight Capital (“Greenlight”) from 2011 through 2017, where he became a partner in 2014. Earlier, he was the founder and portfolio manager of Obrem Capital from 2008 until 2010, a managing director in the Principal Strategies Group at Citadel Investment Group from 2005 until 2006, and with Greenlight from 2002 through 2005, where he became a Partner in 2005.

Richard C. Stockinger Director since 2017 Age: 61

Mr. Stockinger, as Chief Executive Officer and President of Fiesta Restaurant Group, and with over three decades of experience as a senior executive officer and as a director of several restaurant companies, brings significant leadership, management, operational, financial, marketing, franchising, brand management and public company board experience to the Board. In particular, Mr. Stockinger brings valuable experience in brand revitalization and shareholder value creation.

Committee Membership:	Biography:
None

Richard “Rich” Stockinger has served as a director of Fiesta Restaurant Group since April 2017, and has been Chief Executive Officer and President of Fiesta Restaurant Group since February 2017. Previously, he served as President and Chief Executive Officer of Benihana, Inc. (“Benihana”) from 2009 until 2014, as a member of the Board of Directors of Benihana from 2008 until 2014, as a member of the Audit Committee of Benihana from 2008 until 2009, and as Chairman of the Board of Directors of Benihana from 2010 until 2012. Mr. Stockinger has significant experience in successful strategic turnarounds and shareholder value creation. During his tenure as President and CEO of Benihana, the stock of Benihana rose from $1.88 per share to $16.30 per share over a period of three years. Prior to joining Benihana, Mr. Stockinger spent more than two decades at The Patina Restaurant Group, LLC in New York and its predecessor, Restaurant Associates, Inc. (“RA”), during which time he served in various senior executive capacities, including as President from 2003 until 2008 and as a director from 1998 until 2006. In addition to his roles at Patina and RA, Mr. Stockinger was involved in the turnaround of several other successful restaurant companies including Au Bon Pain, California Pizza Kitchen, Acapulco Restaurants, El Torito Restaurants, Smith & Wollensky and Chevy’s. Most recently, Mr. Stockinger served as a consultant to Bruckmann, Rosser, Sherrill & Co., a private equity firm, from 2014 until 2017, and Not Your Average Joes, a private restaurant company where Mr. Stockinger also serves as a member of its board of directors.

Your board unanimously recommends a vote FOR the election of our nine named director nominees to your board of directors, Stacey Rauch, Nicholas Daraviras, Stephen P. Elker, Brian P. Friedman, Sherrill Kaplan, Nicholas P. Shepherd, Paul E. Twohig, Andrew V. Rechtschaffen and Richard C. Stockinger. Proxies received in response to this solicitation will be voted FOR the election of the nine named director nominees to our board of directors unless otherwise specified in the proxy.

Board Skills Assessment

The Board Skills assessment below illustrates the key skills that our board has identified as particularly valuable to the effective oversight of the Company and our strategy. This highlights the depth and breadth of skills possessed by current directors.

Board Skills Assessment
Strategy Development
9
Restaurant / Consumer Experience
8
Corporate Governance
9
Mergers and Acquisitions
9
General Management/Business Operations
7
Finance/Financial Industry
8
Risk Management
7
Leadership Experience as CEO/COO/President
6
Legal, Tax, and Regulatory
3

Information Regarding Executive Officers

Name of Officer	Age	Position
Richard Stockinger	61	Chief Executive Officer and President
Dirk Montgomery	56	Senior Vice President, Chief Financial Officer and Treasurer
Louis DiPietro	48	Senior Vice President, Chief Legal Officer, General Counsel and Secretary
Anthony Dinkins	53	Senior Vice President and Chief Human Resources Officer
Hope Diaz	43	Senior Vice President and Chief Marketing Officer
Cheri Kinder	52	Vice President, Corporate Controller and Chief Accounting Officer
Patricia Lopez-Calleja	49	Senior Vice President, Guest Engagement
Eladio (Willie) Romeo	54	Senior Vice President, Operations, Pollo Tropical
Richard C. Stockinger Age: 61	Biography:
Chief Executive Officer and President	For biographical information regarding Richard C. Stockinger, please see page 10 of this Proxy Statement.
Dirk Montgomery Age: 56	Biography:
Senior Vice President, Chief Financial Officer and Treasurer

Dirk Montgomery has been Senior Vice President, Chief Financial Officer and Treasurer of Fiesta Restaurant Group since September 9, 2019. Mr. Montgomery served as Chief Financial Officer of Hooters International from August 2016 until September 2019. Mr. Montgomery also served as Chief Financial Officer of European Wax Centers from April 2015 until July 2016, Chief Financial Officer of Health Insurance Innovations from September 2014 until March 2015, Executive Vice President and Chief Financial Officer of Ascena Retail Group, Inc. from January 2013 until August 2014 and Chief Financial Officer and Global Productivity Executive (2005-2011) and Chief Value Chain Officer (2012-2013) of Bloomin’ Brands, Inc.

Louis DiPietro Age: 48	Biography:
Senior Vice President, Chief Legal Officer, General Counsel and Secretary

Louis DiPietro has served as Senior Vice President, Chief Legal Officer, General Counsel and Secretary of Fiesta Restaurant Group since December 2018. Mr. DiPietro served as Senior Vice President, General Counsel and Corporate Secretary of Panera Bread Company (“Panera”) from November 2014 until October 2018. Prior to serving as General Counsel, Mr. DiPietro served as VP, Deputy General Counsel from January 2008 to November 2014. During Mr. DiPietro’s 12-year career at Panera, he held several roles of increasing responsibility in the legal department.

Anthony Dinkins Age: 53	Biography:
Senior Vice President, Chief Human Resources Officer

Anthony Dinkins has served as Senior Vice President and Chief Human Resources Officer of Fiesta Restaurant Group since September 2017. From May 2015 to June 2017, Mr. Dinkins served as Senior Vice President of Human Resources at Cable & Wireless Communications (“C&W”). Prior to joining C&W, Mr. Dinkins held a number of senior human resources positions for well-known companies such as Carnival Corporation from 2012 to 2015, Citrix Systems, Inc. from 2006 to 2012, Avaya and Lucent Technologies, Inc. from 1996 to 2006.

Hope Diaz Age: 43	Biography:
Senior Vice President and Chief Marketing Officer

Hope Diaz has served as Senior Vice President and Chief Marketing Officer of Fiesta Restaurant Group since September 16, 2019. Prior to joining Fiesta Restaurant Group, Ms. Diaz held a variety of leadership roles from 2007 to 2019, including, but not limited to, serving as the Global Chief Marketing Officer at Popeyes from October 2017 to August 2019, Head of Global Innovation & Guest Understanding for Burger King from August 2014 to October 2017 and Head of Marketing Communications for Burger King North America from July 2013 to August 2014, along with other roles within Burger King marketing, beginning in October 2007. Prior to entering the quick service restaurant industry, Ms. Diaz held a variety of Research and Strategic Planning roles during her 9-year tenure at MTV and Nickelodeon Latin America.

Cheri Kinder Age: 52	Biography:
Vice President, Corporate Controller and Chief Accounting Officer

Cheri Kinder has served as Vice President, Corporate Controller and Chief Accounting Officer of Fiesta Restaurant Group since 2016 and previously served as Interim Chief Financial Officer and Treasurer of Fiesta Restaurant Group from January 25, 2019 to September 9, 2019. Ms. Kinder also served as the Director of External Reporting of Fiesta Restaurant Group from 2013 to 2016.

Patricia Lopez-Calleja Age: 49	Biography:
Senior Vice President, Guest Engagement

Patricia Lopez-Calleja has served as Senior Vice President, Guest Engagement of Fiesta Restaurant Group since September 2019. Previously, Ms. Lopez-Calleja served as Vice President, Guest Engagement from August 2018 to August 2019, Director of Customer Relations of Pollo Tropical from September 2017 to July 2018 and Director of Guest Relations for Pollo Tropical from July 2016 to August 2017. During her tenure at Pollo Tropical, which began in November 1996, Ms. Lopez-Calleja held numerous positions within the organization with increased levels of responsibility that included building the catering infrastructure and guest engagement platforms.

Eladio (Willie) Romeo Age: 54	Biography:
Senior Vice President, Operations, Pollo Tropical

Eladio Romeo has served as Vice President of Restaurant Operations since February 2018 and was appointed Senior Vice President, Operations, Pollo Tropical in March 2019. Previously, Mr. Romeo served as Director of Off-Premise of Pollo Tropical from January 2016 to February 2018. From March 2014 to January 2016, Mr. Romeo served as Director of Franchise of Pollo Franchise, Inc., a subsidiary of Fiesta Restaurant Group. He also served as Senior Operating Manager of Dunkin Brands from September 2013 to March 2014.

Information Regarding the Board of Directors and Committees

Director Attendance

During the fiscal year ended December 29, 2019, our board of directors met or acted by unanimous consent on five occasions. During the fiscal year ended December 29, 2019, each of the directors who were on the board attended at least 80% of the aggregate number of meetings of the board of directors and of any committees of the board of directors on which they served. We do not have a policy on attendance by directors at our Annual Meeting of Shareholders. All of our directors attended our 2019 Annual Meeting of Shareholders.

Independence of Directors

As required by the listing standards of NASDAQ, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors determines director independence based on an analysis of such listing standards and all relevant securities and other laws and regulations regarding the definition of “independent.”

Consistent with these considerations, after review of all relevant transactions and relationships between each director, any of his or her family members, and us, our executive officers and our independent registered public accounting firm, the board of directors has affirmatively determined that, other than Mr. Stockinger, all of the members of our board of directors are independent pursuant to NASDAQ.

Committees of the Board

The standing committees of our board of directors consist of an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Our board of directors may also establish from time to time any other committees that it deems necessary or advisable.

Audit Committee	Members: Elker, Twohig, Kaplan and Shepherd
Chair:	Key Responsibilities:
Stephen P. Elker (Financial Expert)
• Reviews our annual and interim financial statements and reports to be filed with the SEC;
• Monitors our financial reporting process and internal control system;
• Appoints and replaces our independent outside auditors from time to time, determines their compensation and other terms of engagement and oversees their work;
• Oversees the performance of our internal audit function;
• Conducts a review of all related party transactions for potential conflicts of interest and approves all such related party transactions;

•   Establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

• Oversees our compliance with legal, ethical and regulatory matters.

All of the current members of the Audit Committee satisfy the independence requirements of Rule 10A-3 of the Exchange Act and Rule 5605 of the NASDAQ listing standards. Each member of our Audit Committee is financially literate. In addition, Mr. Elker serves as our Audit Committee “financial expert” within the meaning of Item 407 of Regulation S-K of the Securities Act and has the financial sophistication required under the NASDAQ listing standards.

The Audit Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and for overseeing their work. All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm are approved in advance by our Audit Committee. During the fiscal year ended December 29, 2019, the Audit Committee met or acted by unanimous consent on four occasions. The

Audit Committee has adopted a formal written Audit Committee charter that complies with the requirements of the Exchange Act and the NASDAQ listing standards. A copy of the Audit Committee charter is available on the investor relations section of our website at www.frgi.com.

Audit Committee Report

The Company’s management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls and disclosure controls and procedures. The independent registered public accounting firm audits the Company’s financial statements and expresses an opinion on the financial statements based on their audit. The Audit Committee oversees on behalf of the board (i) the accounting, financial reporting, and internal control processes of the Company, and (ii) the audits of the financial statements and internal controls of the Company. The Audit Committee operates under a written charter adopted by the board.

The Audit Committee reviews and approves the internal audit plan once a year and receives periodic updates of internal audit activity in meetings held at least quarterly throughout the year. Updates include discussions of audit project results, as well as quarterly assessments of internal controls.

The Audit Committee has met and held discussions with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements for the year ended December 29, 2019 were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the financial statements with both management and Deloitte. The Audit Committee reviewed with Deloitte such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards including the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 “Communication with Audit Committees”. In addition, the Audit Committee discussed with Deloitte the auditor’s independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding independent accountant’s communication with the audit committee concerning independence.

The Audit Committee also discussed with Deloitte the overall scope and plans for the audit. The Audit Committee met with Deloitte both with and without management, to discuss the results of their examination, the evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Management has completed its annual documentation, testing, and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee continues to oversee the Company’s efforts related to its internal controls.

Based on the foregoing, we have recommended to the board of directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 29, 2019, for filing with the Securities and Exchange Commission.

Audit Committee
Stephen P. Elker, Chairman
Paul Twohig Nicholas P. Shepherd Sherill Kaplan
Compensation Committee	Members: Rauch, Friedman, Shepherd and Twohig
Chair:	Key Responsibilities:
Paul Twohig
• Provides oversight on the development and implementation of the compensation programs for our executive officers and outside directors and disclosure relating to these matters; and
• Reviews and approves the compensation of our Chief Executive Officer and our executive officers

The processes and procedures by which the Compensation Committee considers and determines executive officer compensation and outside directors’ compensation are described in the Compensation Discussion and Analysis included in this Proxy Statement. During the 2019 fiscal year, the Compensation Committee again retained Pearl Meyer & Partners, LLC, which we refer to as “Pearl Meyer”, to review the Company’s compensation policies, plans, and amounts for the CEO and other executive officers, including the Named Executive Officers. The role of Pearl Meyer in determining or recommending the amount or form of executive and director compensation, the nature and scope of Pearl Meyer’s assignment and the material elements of the instructions or directions given to Pearl Meyer with respect to the performance of their duties under the engagement are described in the Compensation Discussion and Analysis included in this Proxy Statement. We believe that the use of an independent compensation consultant provides additional assurance that our compensation programs are reasonable and consistent with our goals and objectives. The Compensation Committee may form one or more subcommittees, each of which shall take such actions as shall be delegated by the Compensation Committee. All of the members of our Compensation Committee are “independent” as defined under Rule 5605 of the NASDAQ listing standards. The Compensation Committee has adopted a formal, written Compensation Committee charter that complies with SEC rules and regulations and the NASDAQ listing standards. During the fiscal year ended December 29, 2019, the Compensation Committee met or acted by unanimous consent on four occasions. A copy of the Compensation Committee charter is available on the investor relations section of our website at www.frgi.com.

Corporate Governance and Nominating Committee	Members: Rauch, Elker, Daraviras and Rechtschaffen (since February 2020)
Chair:	Key Responsibilities:
Stacey Rauch

•   Establishes criteria for board and committee membership and recommends to our board of directors proposed nominees for election to the board of directors and for membership on committees of the board of directors;

• Makes recommendations regarding proposals submitted by our shareholders; and
• Makes recommendations to our board of directors regarding corporate governance matters and practices.

All of the members of our Corporate Governance and Nominating Committee are “independent” as defined under Rule 5605 of the NASDAQ listing standards. The Corporate Governance and Nominating Committee has adopted a formal written Corporate Governance and Nominating Committee charter that complies with SEC rules and regulations and the NASDAQ listing standards. During the fiscal year ended December 29, 2019, the Corporate Governance and Nominating Committee met or acted by unanimous consent on four occasions. A copy of the Corporate Governance and Nominating Committee charter is available on the investor relations section of our website at www.frgi.com.

Nominations for the Board of Directors

The Corporate Governance and Nominating Committee of the board of directors considers director candidates based upon a number of qualifications. The qualifications for consideration as a director nominee vary according to the particular area of expertise being sought as a complement to the existing composition of the board. At a minimum, however, the Corporate Governance and Nominating Committee seeks candidates for director who possess:

•        the highest personal and professional ethics, integrity and values;

•        the ability to exercise sound judgment;

•        the ability to make independent analytical inquiries;

•        willingness and ability to devote adequate time, energy, and resources to diligently perform board and board committee duties and responsibilities; and

•        a commitment to representing the long-term interests of the shareholders.

In addition to such minimum qualifications, the Corporate Governance and Nominating Committee takes into account the following factors when considering a potential director candidate:

•        whether the individual possesses specific industry expertise and familiarity with general issues affecting our business; and

•        whether the person would qualify as an “independent” director under SEC and NASDAQ rules.

The Corporate Governance and Nominating Committee has not adopted a specific diversity policy with respect to identifying nominees for director. However, the Corporate Governance and Nominating Committee takes into account the importance of diversified board membership in terms of the individuals involved and their various experiences and areas of expertise.

The Corporate Governance and Nominating Committee shall make every effort to ensure that the board and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by NASDAQ and/or the SEC. Backgrounds giving rise to actual or perceived conflicts of interest are undesirable. In addition, prior to nominating an existing director for election to the board, the Corporate Governance and Nominating Committee will consider and review such existing director’s board and committee attendance and performance, independence, experience, skills, and the contributions that the existing director brings to the board.

The Corporate Governance and Nominating Committee has relied upon third-party search firms to identify director candidates and may continue to employ such firms in the future if so desired. The Corporate Governance and Nominating Committee also relies upon, receives and reviews recommendations from a wide variety of contacts, including current executive officers, directors, community leaders, and shareholders as a source for potential director candidates. The board retains complete independence in making nominations for election to the board.

The Corporate Governance and Nominating Committee will consider qualified director candidates recommended by shareholders in compliance with our procedures and subject to applicable inquiries. The Corporate Governance and Nominating Committee’s evaluation of candidates recommended by shareholders does not differ materially from its evaluation of candidates recommended from other sources. Pursuant to our Bylaws, any shareholder may recommend nominees for director not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of shareholders (provided that if the date of the current year’s annual meeting of shareholders is advanced by more than 30 days, or delayed by more than 70 days from the anniversary date of the immediately preceding annual meeting of shareholders, any shareholder may recommend nominees for director not more than 120 days in advance of the date of the current year’s annual meeting of shareholders and not less than the close of business on the later of the 90th day prior to the date of the current year’s annual meeting of shareholders or the 10th day following the date of the public announcement of the date of the current year’s annual meeting of shareholders), by writing to Louis DiPietro, Senior Vice President, Chief  Legal Officer, General Counsel and Secretary, Fiesta Restaurant Group, Inc., 14800 Landmark Boulevard, Suite 500, Dallas, Texas 75254, giving the name, Company stockholdings and contact information of the person making the nomination, the candidate’s name, address and other contact information, any direct or indirect holdings of our securities by the nominee, any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements, information regarding related party transactions with us, the nominee and/or the shareholder submitting the nomination, any actual or potential conflicts of interest, the nominee’s biographical data, current public and private company affiliations, employment history and qualifications and status as “independent” under applicable securities laws and/or stock exchange requirements. All of these communications will be reviewed by our Secretary and forwarded to Stacey Rauch, the Chairman of the Corporate Governance and Nominating Committee, or her successor, for further review and consideration in accordance with this policy. Any such shareholder recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

Board Leadership Structure and Role in Risk Oversight

Board Leadership

Our board of directors believes that our current model of separate individuals serving as Chairman of the board of directors and as Chief Executive Officer is the appropriate leadership structure for us at this time. The board of directors believes that each of the possible leadership structures for a board has its particular advantages and disadvantages, which must be considered in the context of the specific circumstances, culture and challenges facing a company. The Company does not have a member of our board of directors who is formally identified as the “lead independent director.” However, the board of directors has determined that having an independent director serve as Chairman of the board of directors is in the best interest of our shareholders at this time. This structure ensures a greater role for the independent directors in the oversight of Fiesta Restaurant Group, active participation of the independent directors in setting agendas and establishing the board of directors’ priorities and procedures, including with respect to our corporate governance.

Risk Oversight

Our board administers its risk oversight function directly and through its Audit Committee and receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic and reputational risks including with respect to the recent COVID-19 outbreak. Our Audit Committee regularly discusses with management our major risk exposures, their potential financial impact on our Company and the steps we take to manage them. In addition, our Compensation Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and succession planning for our executive officers. Our Corporate Governance and Nominating Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and corporate governance.

Some risks, particularly those relating to potential operating liabilities, the protection against physical loss or damage to our facilities, cybersecurity and the possibility of business interruption resulting from a large loss event, are contained and managed by legal contracts of insurance. Our insurance contracts are reviewed, managed and procured by our Risk Management and Legal departments along with our Chief Financial Officer to optimize their completeness and efficacy. We also have a Risk Committee that meets periodically throughout the year to develop and oversee our risk management program. The Risk Committee’s responsibilities include identifying our exposures, developing a risk control program, and establishing a risk financing strategy. Periodic presentations are made to the board to identify and discuss risks and the mitigation of risk.

Risk Considerations in Executive Compensation

Our Compensation Committee regularly considers risk as it relates to our compensation programs, including our executive compensation program, and our Compensation Committee does not believe that our compensation programs encourage excessive or inappropriate risk taking. As described more fully below in “Compensation Discussion and Analysis,” we structure our executive compensation program to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both intermediate- and long-term corporate performance and generally are tied to the achievement of company-wide and, in some instances, brand-specific goals. We believe that applying company-wide metrics encourages decision-making by our executives that is in the best long-term interest of our Company and stockholders. Further, we believe that these variable elements of compensation constitute a sufficient portion of overall compensation to motivate our executives to produce short-, intermediate- and long-term corporate results, while the fixed element of compensation is sufficient that our executives are not encouraged to take unnecessary or excessive risks in doing so.

Codes of Ethics

We have adopted written codes of ethics applicable to our directors, officers, and employees in accordance with the rules of the SEC and the NASDAQ listing standards. With respect to our Code of Ethics for Executives and Principal Financial Employees, our policy requires covered employees to execute an annual certification confirming that they understand and will comply with the Code. We make our codes of ethics available on the investor relations section of our website at www.frgi.com. We will disclose on our website amendments to, or waivers from, our codes of ethics in accordance with all applicable laws and regulations.

Delinquent Section 16 Reports

Based upon a review of the filings furnished to us pursuant to Rule 16a-3(e) promulgated under the Exchange Act, and on representations from our executive officers and directors and persons, if any, who beneficially own more than 10% of our common stock, all filing requirements of Section 16(a) of the Exchange Act were complied with in a timely manner during the fiscal year ended December 29, 2019, other than the Statement of Changes of Beneficial Ownership on Form 4 filed by Danny Meisenheimer on April 29, 2019 reporting the disposal of shares of our common stock on March 2, 2019 and the Statement of Changes of Beneficial Ownership on Form 4 filed by Joseph Brink on May 28, 2019 reporting the disposal of shares of our common stock on March 2, 2019 and the grant of our common stock under our 2012 Stock Incentive Plan on March 4, 2019.

Employee, Officer Director Hedging Policy

Our Insider Trading Policy and Management Insider Trading Policy prohibit directors and executive officers from purchasing securities or other financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities or diminish the full ownership risks and rewards of their direct or indirect Company stock holdings, including without limitation “costless collars,” forward sale contracts, equity swaps, and exchange funds.

Shareholder Communications with the Board of Directors

Any shareholder or other interested party who desires to communicate with our Chairman of the board of directors or any of the other members of the board of directors may do so by writing to: Board of Directors, c/o Stacey Rauch, Chairman of the Board of Directors, Fiesta Restaurant Group, Inc., 14800 Landmark Boulevard, Suite 500, Dallas, Texas 75254. Communications may be addressed to the Chairman of the board, an individual director, a board committee, the non-management directors, or the full board. Communications will then be distributed to the appropriate directors unless the Chairman determines that the information submitted constitutes “spam,” offensive or inappropriate material, and/or communications offering to buy or sell products or services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding beneficial ownership of our common stock as of March 2, 2020 by:

•        each person known by us to beneficially own more than 5% of all outstanding shares of our common stock;

•        each of our directors, nominees for director, and Named Executive Officers (as set forth in “Executive Compensation-Summary Compensation Table” herein) individually; and

•        all of our directors and executive officers as a group.

25,969,444 shares of our common stock were outstanding on March 2, 2020.

Except as otherwise indicated, to our knowledge, all persons listed below have sole voting power and investment power and record and beneficial ownership of their shares, other than to the extent that authority is shared by spouses under applicable law.

The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act. Except as otherwise indicated, the address for each beneficial owner is c/o Fiesta Restaurant Group, Inc., 14800 Landmark Boulevard, Suite 500, Dallas, Texas 75254.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Jefferies Financial Group Inc.(1)	5,262,189	20.3%
BlackRock, Inc.(2)	3,581,906	13.8%
AREX Capital Master Fund, LP (3) AREX Capital GP, LLC AREX Capital Management, LP AREX Capital Management GP, LLC Andrew V. Rechtshaffen	2,505,292	9.6%
T. Rowe Price Associates, Inc.(4)	2,276,531	8.8%
Private Capital Management, LLC(5)	1,985,858	7.6%
Dimensional Fund Advisors LP(6)	1,648,805	6.3%
Richard C. Stockinger	88,190	*
Dirk Montgomery	20,000	*
Lynn S. Schweinfurth(7)	74,296	*
Cheri Kinder(8)	17,138	*
Louis DiPietro	7,674	*
Anthony Dinkins	11,562	*
Charles Locke(9)	15,256	*
Danny K. Meisenheimer(10)	47,164	*
Stacey Rauch	32,836	*
Nicholas P. Shepherd	17,193	*
Paul E. Twohig	22,616	*
Stephen P. Elker	28,348	*
Brian P. Friedman(11)	74,435	*
Nicholas Daraviras	24,695	*
Sherrill Kaplan	11,115	*
Andrew V. Rechtschaffen(12)	9,672	*
All directors and executive officers as a group(13)	379,044	1.5%

____________

*        Less than one percent

(1)      Information was obtained from a Schedule 13D/A filed on February 28, 2020 with the SEC. Jefferies owns our shares as follows: (a) Sole Voting Power: 5,262,189, (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 5,262,189 and (d) Shared Dispositive Power: 0. The address for Jefferies is 520 Madison Avenue, New York, New York.

(2)      Information was obtained from a Schedule 13G/A filed on February 4, 2020 with the SEC. BlackRock Inc. owns our shares as follows: (a) Sole Voting Power: 3,540,076, (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 3,581,906, and (d) Shared Dispositive Power: 0. The address for BlackRock Inc. is 55 East 52nd Street, New York, New York 10055.

(3)      Information was obtained from a Schedule 13D/A filed on February 7, 2020 with the SEC. AREX Capital Master Fund, LP (“AREX Master”) owns our shares as follows: (a) Sole Voting Power: 0, (b) Shared Voting Power: 1,180,000, (c) Sole Dispositive Power: 0 and (d) Shared Dispositive Power: 1,180,000. AREX Capital GP, LLC (“AREX Capital GP”) owns our shares as follows: (a) Sole Voting Power: 0, (b) Shared Voting Power: 1,180,000, (c) Sole Dispositive Power: 0 and (d) Shared Dispositive Power: 1,180,000. AREX Capital Management, LP (“AREX Management”) owns our shares as follows: (a) Sole Voting Power: 0, (b) Shared Voting Power: 2,505,292, (c) Sole Dispositive Power: 0 and (d) Shared Dispositive Power: 2,505,292. AREX Capital Management GP, LLC (“AREX Management GP”) owns our shares as follows: (a) Sole Voting Power: 0, (b) Shared Voting Power: 2,505,292, (c) Sole Dispositive Power: 0 and (d) Shared Dispositive Power: 2,505,292. Andrew V. Rechtschaffen owns our shares as follows: (a) Sole Voting Power: 0, (b) Shared Voting Power: 2,505,292, (c) Sole Dispositive Power: 0 and (d) Shared Dispositive Power: 2,505,292. Securities owned directly by AREX Master and held in certain accounts (the “AREX Managed Accounts”) managed by AREX Management, which also acts as the investment advisor to AREX Master. Mr. Rechtschaffen solely by virtue of his position as the managing member of each of AREX Capital GP, the general partner of AREX Master, and AREX Management GP, the general partner of AREX Management, may be deemed to beneficially own the securities owned directly by AREX Master and held in the AREX Managed Accounts for purposes of Section 16 of the Exchange Act. Mr. Rechtschaffen expressly disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address for AREX Master, AREX Capital GP, AREX Management, AREX Management GP and Mr. Rechtschaffen is 250 West 55th Street, 15th Floor, New York, NY 10019.

(4)      Information was obtained from a Schedule 13G/A filed on February 14, 2020 with the SEC. T. Row Price Associates, Inc. (“T. Rowe Price Associates”) beneficially owns our shares as follows: (a) Sole Voting Power: 438,735, (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 2,276,531 and (d) Shared Dispositive Power: 0. The address of the principal office of T. Rowe Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(5)      Information was obtained from a Schedule 13G filed on February 7, 2020 with the SEC. Private Capital Management, LLC owns our shares as follows: (a) Sole Voting Power: 599,685, (b) Shared Voting Power: 1,386,173, (c) Sole Dispositive Power: 599,685, and (d) Shared Dispositive Power: 1,386,173. The address for Private Capital Management, LLC is 8889 Pelican Bay Boulevard, Suite 500, Naples, FL 34108.

(6)     Information was obtained from a Schedule 13G/A filed on February 12, 2020 with the SEC (the “Dimensional Fund Advisors Schedule 13G”). Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Dimensional Funds. However, all securities reported in the Dimensional Fund Advisors Schedule 13G are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of the Dimensional Fund Advisors Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by this Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934. Subject to footnote (6), Dimensional Fund Advisers LP owns our shares as follows: (a) Sole Voting Power: 1,554,813, (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 1,648,805 and (d) Shared Dispositive Power: 0. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(7)    Ms. Schweinfurth served as our Senior Vice President, Chief Financial Officer, and Treasurer until January 25, 2019. Information was obtained from a Statement of Changes in Beneficial Ownership on Form 4 filed on March 7, 2018 with the SEC and also reflects the forfeiture of 26,683 shares upon Ms. Schweinfurth’s last day of employment. The address of Ms. Schweinfurth is c/o Red Robin Gourmet Burgers, Inc., 6312 S. Fiddler’s Green Circle, Suite 200N, Greenwood Village, Colorado 80111.

(8)     Ms. Kinder served as our Interim Chief Financial Officer and Treasurer from January 25, 2019 until September 9, 2019 and currently serves as our Vice President, Corporate Controller and Chief Accounting Officer.

(9)      Mr. Locke served as President of Taco Cabana until February 26, 2020. Information was obtained from a Statement of Changes in Beneficial Ownership on Form 4 filed on March 6, 2019 with the SEC. The address for Mr. Locke is 7970 NW 126th Terrace, Parkland, Florida 33076.

(10)    Mr. Meisenheimer served as our Senior Vice President, Chief Operating Officer and President of Pollo Tropical until May 1, 2019. Information was obtained from a Statement of Changes in Beneficial Ownership on Form 4 filed on April 29, 2019 with the SEC. The address of Mr. Meisenheimer is 8722 Rocky Cove Circle, Dallas, Texas 75243.

(11)    Includes 28,668 shares of our common stock held by 2055 Partners L.P., which we refer to as “2055 Partners”, and 45,767 shares of our common stock held directly by Mr. Friedman. Mr. Friedman is the President and a director of Jefferies. Mr. Friedman disclaims beneficial ownership over our shares held by Jefferies. Mr. Friedman is the general partner of 2055 Partners and, in such capacity, may be deemed to beneficially own the 28,668 shares of our common stock beneficially owned by 2055 Partners. The address of Mr. Friedman is c/o Jefferies, 520 Madison Avenue, New York, New York 10022.

(12)    Information was obtained from a Statement of Changes in Beneficial Ownership on Form 4 filed on February 18, 2020 with the SEC. Securities owned directly by AREX Master and held in AREX Managed Accounts managed by AREX Management, which also acts as the investment advisor to AREX Master. Mr. Rechtschaffen solely by virtue of his position as the managing member of each of AREX Capital GP, the general partner of AREX Master, and AREX Management GP, the general partner of AREX Management, may be deemed to beneficially own the securities owned directly by AREX Master and held in the AREX Managed Accounts for purposes of Section 16 of the Exchange Act. Mr. Rechtschaffen expressly disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address of Mr. Rechtschaffen is 250 West 55th Street, 15th Floor, New York, NY 10019.

(13)    Includes 28,668 shares of our common stock held by 2055 Partners as reported in footnote (11) above, 9,447 shares held of our common stock by Eladio Romeo and 4,123 shares of our common stock held by Patricia Lopez-Calleja.

Equity Compensation Plan

The following table summarizes our 2012 Stock Incentive Plan, which is the equity compensation plan under which our common stock may be issued as of December 29, 2019. Our shareholders have approved the Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	—	1,467,699
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	1,467,699

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Procedures

The board of directors has assigned responsibility for reviewing related party transactions to our Audit Committee. The board of directors and the Audit Committee have adopted a written policy pursuant to which certain transactions between us or our subsidiaries and any of our directors or executive officers must be submitted to the Audit Committee for consideration prior to the consummation of the transaction as required by the rules of the SEC. The Audit Committee reports to the board of directors on all related party transactions considered.

Family Relationships

There are no family relationships between any of our executive officers or directors.

CORPORATE GOVERNANCE

Recent Corporate Governance Initiatives

Over the last few years, we adopted multiple structures to strengthen our board’s independence, ensure robust risk oversight and enhance our Company’s governance and executive compensation programs. The following table of corporate governance highlights is indicative of our commitment to shareholders and desire to ensure Fiesta implements best-in-class corporate governance features, appropriate for our evolving company.

Corporate Governance Highlights

Board Declassification (adopted in 2018)

Mandatory Director Retirement Age (adopted in 2018)

Independent Chair

Highly Independent Board

Majority Voting in Uncontested Elections

Board Refreshment — Two new Independent Directors in 2017; One new Independent Director in 2018; One new Independent Director in 2020

Shareholder Engagement Initiatives

The Company’s board of directors, Compensation Committee, and management value the opinions of our shareholders. We are committed to being transparent with shareholders on all topics, including our business strategy, governance and compensation programs, and responsive to shareholder feedback provided.

Based on feedback received during these meetings, as well as historical voting outcomes, we believe our shareholders are generally supportive of the Company’s governance and compensation programs. Nevertheless, we believe these conversations with shareholders are invaluable and will continue to seek shareholder input on similar topics when making future board decisions.

Board Declassification

In 2018, our Board, with the approval of our shareholders, declassified our Board. This enhancement to our governance program became effective at the 2019 Annual Meeting.

Majority Voting

In response to strong shareholder support, in 2017, our Board, with the approval of our shareholders, adopted a majority vote standard in uncontested director elections. This enhancement to our governance program has been effective since the 2018 Annual Meeting and we believe this feature will provide shareholders with a more meaningful role in the outcome of uncontested director elections and encourage increased director accountability and oversight.

Mandatory Director Retirement Age

Our Board of directors also adopted in 2018 a mandatory retirement policy, which provides that a person is not eligible for election as a director if they are older than 75 years of age. The policy also imposes a mandatory retirement age for incumbent directors, which precludes an incumbent director from seeking nomination for re-election to our board of directors if they have exceeded the age limit. We believe this policy will promote director refreshment and ensure the Fiesta board continues to enjoy the benefits associated with fresh, thoughtful perspectives.

Board Recruitment

Our Board conducted a national search for a Board member with skills which would complement the existing membership of the Board and which would provide the Company with valuable experience relevant for its Business. In November 2018, we appointed Sherrill Kaplan, an experienced marketing professional with experience in the restaurant and retail industries and with a focus on digital.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The purpose of this Compensation Discussion & Analysis, which we refer to as the “CD&A”, is to provide relevant information to shareholders regarding the Company’s executive compensation processes, procedures, plan designs, and practices with respect to its executive officers named in the Summary Compensation Table, which we refer to each as a “Named Executive Officer” or “NEO”, for 2019. The following are the Company’s NEOs for 2019:

2019 Named Executive Officers
Mr. Richard C. Stockinger	Chief Executive Officer and President; Director
Mr. Dirk Montgomery	Senior Vice President, Chief Financial Officer and Treasurer (since September 9, 2019)
Ms. Lynn S. Schweinfurth	Former Senior Vice President, Chief Financial Officer, and Treasurer (until January 25, 2019)
Ms. Cheri Kinder	Vice President, Corporate Controller and Chief Accounting Officer; Former Interim Chief Financial Officer and Treasurer (from January 25, 2019 until September 9, 2019)
Mr. Louis DiPietro	Senior Vice President, Chief Legal Officer, General Counsel and Secretary
Mr. Charles Locke	Former President of Taco Cabana (until February 26, 2020)
Mr. Anthony Dinkins	Senior Vice President and Chief Human Resources Officer
Mr. Danny K. Meisenheimer	Former Senior Vice President and Chief Operating Officer; Former President of Pollo Tropical (until May 1, 2019)

Executive Compensation: Context and Overview

Introduction

The Compensation Committee is committed to designing an executive compensation program that pays for delivering performance in a straightforward manner and promotes the recruitment and retention of our executives. Accordingly, the majority of the compensation for our NEOs is at-risk and based primarily on the Company’s performance. Our Company incentivizes performance through a compensation program structure that reflects an appropriate mix of short-term and long-term vehicles. Accordingly, our executives will receive larger rewards when performance objectives are exceeded and conversely, will receive lower, or no rewards, when performance falls below targeted levels. The Compensation Committee continues to place a priority on refining our executive compensation program to align with Fiesta’s business transformation and feedback received from our shareholders, as appropriate.

The Role of Shareholder Feedback and Vote Results

The Company’s board of directors, Compensation Committee, and management value the opinions of the Company’s shareholders. The Company is open to receiving feedback from shareholders, and currently provides shareholders with the opportunity to cast an advisory vote to approve NEO compensation every year, or Say-on-Pay. The Compensation Committee considers any feedback it receives from shareholders, as well as the outcome of the vote, when making compensation decisions for NEOs. For the Say-on-Pay proposal at the 2019 Annual Meeting, approximately 99% of the shares cast on the proposal were voted in favor of the proposal. The Compensation Committee believes that this evidences the Company’s shareholders’ support for its approach to executive compensation. The Compensation Committee will continue to consider shareholder feedback and the outcome of the Company’s Say-on-Pay votes when making future compensation decisions for its NEOs.

2019 Financial Performance and Progress Against Strategic Initiatives

We made significant progress against our strategic initiatives, particularly with respect to our Pollo Tropical brand. Additionally, the Company performed at a higher level than many of its industry peers in the markets in which we operate, as measured by the Blackbox industry index. Additionally, our Pollo Tropical brand saw accelerating SRS (comparable restaurant sales) over the course of 2019 and positive SRS in the fourth quarter of 2019. Notwithstanding these achievements, we failed to achieve the threshold levels for the key metrics established under our short-term incentive program, namely Adjusted EBITDA (50%) and SRS (50%) metrics.

As a result, in recognition of these results balanced with the accomplishments noted above, the Compensation Committee determined to pay a discretionary cash bonus to its CEO, Ms. Kinder, Mr. DiPietro and Mr. Dinkins, at a level well below target. Additionally, the market-based performance stock units issued to our CEO and the other NEOs did not vest in 2019 given that the underlying stock price hurdles were not met.

2019 CEO Compensation

For 2019, our CEO’s compensation is set forth below:

Pay for performance is the most significant structural element of Fiesta’s executive compensation program. As shown below for 2019, nearly 70% percent of targeted CEO compensation was at risk and subject to performance.

Targeted CEO Compensation Mix

LTIP(1)
39.4%
Base Salary
30.3%
Annual
Incentive
30.3%
69.7%
of a targeted CEO
compensation is at risk

Our 2019 performance and corresponding CEO short-term incentive bonus and long-term incentive achievement illustrates how our financial results are closely aligned with CEO compensation. Specifically, while our board and Compensation Committee recognized the significant positive contributions from our CEO in connection with improved performance against our peers, the progress we made against our key strategic initiatives, and the trending positive sales and transaction trends at Pollo Tropical, our CEO received a modest discretionary cash bonus representing only a portion of his annual incentive bonus target, given that we did not achieve the performance levels established by our Compensation Committee pursuant to the short-term cash incentive program. Additionally, the threshold stock price for the initial performance stock unit tranche scheduled to vest in March 2019 was not met.

Executive Compensation Philosophy

Fiesta’s compensation philosophy is designed to strike an appropriate balance between aligning executive compensation with financial performance and promoting retention. We strongly believe that our compensation program is aligned with this compensation philosophy and that the at-risk compensation components have delivered value and encouraged sustainable shareholder value creation.

Our executive compensation program is designed to achieve the following key objectives:

•        Motivate executives to enhance long-term shareholder value

•        Reinforce Fiesta’s pay for performance culture by aligning executive compensation with Fiesta’s business objectives and financial performance

•        Provide competitive market compensation that allows Fiesta to attract and retain talented high-quality executives

•        Use incentive compensation to promote desired behavior without encouraging unnecessary or excessive risk-taking

Executive Compensation Components

Base Salary

The Compensation Committee reviews and considers salary increases of our NEOs on an annual basis, taking into consideration factors such as the Company’s compensation philosophy and strategy, the Company’s performance, individual executive performance and tenure, internal equity among executives, and competitive market pay levels.

Executive	2018 Annual Base Salary	2019 Annual Base Salary	% Increase
Richard Stockinger(1)	$550,000	$575,000	4.5%
Dirk Montgomery(2)	—	$475,000	—
Lynn S. Schweinfurth(3)	$370,000	$370,000	—
Cheri Kinder(4)	—	$226,800	—
Louis DiPietro(5)	$340,000	$352,500	3.7%
Charles Locke(6)	$325,000	$337,500	3.8%
Anthony Dinkins(7)	$275,000	$285,000	3.6%
Danny K. Meisenheimer(8)	$340,000	$340,000	—

____________

(1)      Mr. Stockinger’s base salary was increased to $600,000, effective July 1, 2019.

(2)      Mr. Montgomery joined the Company as Senior Vice President, Chief Financial Officer and Treasurer on September 9, 2019.

(3)      Ms. Schweinfurth served as Senior Vice President, Chief Financial Officer and Treasurer of the Company until January 25, 2019.

(4)      Ms. Kinder served as Interim Chief Financial Officer and Treasurer of the Company from January 25, 2019 until September 9, 2019 and currently serves as our Vice President, Corporate Controller and Chief Accounting Officer.

(5)      Mr. DiPietro’s base salary was increased to $365,000, effective July 1, 2019.

(6)      Mr. Locke’s base salary was increased to $350,000, effective July 1, 2019. Mr. Locke served as President of Taco Cabana until February 26, 2020.

(7)      Mr. Dinkins base salary was increased to $295,000, effective July 1, 2019.

(8)      Mr. Meisenheimer served as Senior Vice President, Chief Operating Officer and President of Pollo Tropical until May 1, 2019.

The board and the Compensation Committee approved a salary increase for Mr. DiPietro, Mr. Locke and Mr. Dinkins in connection with a rebalancing of their respective base salaries and short term incentive bonus targets in an effort to remain competitive with companies with which we compete for executive talent and attract the essential executive talent we believe is necessary for us to achieve our goals and objectives. With respect to such rebalancing, the short-term incentive targets for reach of Mr. DiPietro, Mr. Locke and Mr. Dinkins were reduced to 50%.

Short-Term Incentive

Beginning in 2018, the Company implemented a new short-term cash incentive program pursuant to which annual incentives were entirely formulaic based on financial results. The key metrics considered for purposes of determining whether an award is earned are Adjusted EBITDA (50%) and comparable restaurant sales (SRS) metrics (50%). The board determined to make this change given our expectation that we will have increased visibility into the business and our expected growth plan beginning in fiscal year 2018.

For fiscal 2019, the performance measures comprising our short-term cash incentive bonus, our actual achievement during the performance period performance outcome for each measure (as reported in our Annual Report on Form 10-K) for the 2019 fiscal year were as follows:

Performance Measure	Threshold	Target	2019 Results	% Payout
Company Adjusted EBITDA	$73,770	$86,790	$58,449	0%
Company SRS	2.22%	2.61%	(2.84)%	0%
Pollo Tropical Adjusted EBITDA	$56,020	$65,910	$50,560	0%
Pollo Tropical SRS	2.19%	2.58%	(1.80)%	0%
Taco Cabana Adjusted EBITDA	$17,750	$20,880	$7,889	0%
Taco Cabana SRS	2.25%	2.65%	(4.09)%	0%

As a result, the bonus payout achievement attributed to our annual incentive bonus program was scored at 0% of the target level. In 2019, while the annual performance metrics scored well below the 100% target level, the Compensation Committee determined that it was appropriate to pay discretionary cash bonuses to our CEO, Ms. Kinder, Mr. DiPietro and Mr. Dinkins at a moderately higher level than the total weighted average score. In making this determination, the Compensation Committee primarily considered that while our corporate performance results were below its expectations for fiscal 2019, the Company performed at a higher level than many of its industry peers as measured by the Blackbox industry index in the markets in which its brands operated, particularly for its Pollo Tropical brand. Furthermore, the Compensation Committee noted that SRS and transaction counts trended more favourably over the course of the year, culminating in positive SRS during the fourth quarter of 2019. Therefore, the Compensation Committee determined that the annual incentive goal scoring did not appropriately reflect management’s overall performance for 2019, particularly given the significant accomplishments made by the Company with respect to several of its key strategic initiatives, including with respect to menu innovation and simplification and off-premise and digital sales and catering sales building initiatives.

The following annual discretionary cash incentive bonuses were paid to each of our CEO, Ms. Kinder, Mr. Dipietro and Mr. Dinkins for fiscal 2019 performance. All awards were set at 20% of each NEOs target, consistent with the determination of the Compensation Committee as described above:

Executive	2019 Annual Incentive Bonus
Richard Stockinger	$115,000
Dirk Montgomery(1)	—
Lynn S. Schweinfurth(2)	—
Cheri Kinder(3)	$22,861
Louis DiPietro	$38,750
Charles Locke(4)	—
Anthony Dinkins	$31,250
Danny K. Meisenheimer(5)	—

____________

(1)      Mr. Montgomery joined the Company as Senior Vice President, Chief Financial Officer and Treasurer on September 9, 2019.

(2)      Ms. Schweinfurth served as Senior Vice President, Chief Financial Officer and Treasurer of the Company until January 25, 2019.

(3)      Ms. Kinder served as Interim Chief Financial Officer and Treasurer of the Company from January 25, 2019 until September 9, 2019 and currently serves as our Vice President, Corporate Controller and Chief Accounting Officer.

(4)      Mr. Locke served as President of Taco Cabana until February 26, 2020.

(5)      Mr. Meisenheimer served as Senior Vice President, Chief Operating Officer and President of Pollo Tropical until May 1, 2019.

Long-Term Incentive

The Company has adopted a long-term incentive program that provides the opportunity for annual equity grants to the NEOs pursuant to the 2012 Stock Incentive Plan, as amended, which we refer to as the “Plan”. The purpose of the long-term incentive program is to align long-term pay with long-term performance goals by providing stock-based compensation that will reward executives for creating sustainable shareholder value. The following sets forth the target annual long-term incentive grant date value (based on the closing price of the common stock on the date of grant) for each NEO (other than the CEO) for 2019:

Executive	Target Long-Term Incentive $ Value
Dirk Montgomery(1)	$175,400
Lynn S. Schweinfurth(2)	$450,000
Cheri Kinder(3)	$150,000
Louis DiPietro	$337,500
Charles Locke(4)	$112,500
Anthony Dinkins	$95,000
Danny K. Meisenheimer(5)	$137,500

____________

(1)      Mr. Montgomery joined the Company as Senior Vice President, Chief Financial Officer and Treasurer on September 9, 2019. Mr. Montgomery’s award was a special one-time onboarding grant and not part of the Company’s broader long-term incentive program.

(2)      Ms. Schweinfurth served as Senior Vice President, Chief Financial Officer and Treasurer of the Company until January 25, 2019.

(3)      Ms. Kinder served as Interim Chief Financial Officer and Treasurer of the Company from January 25, 2019 until September 9, 2019 and currently serves as our Vice President, Corporate Controller and Chief Accounting Officer.

(4)      Mr. Locke served as President of Taco Cabana until February 26, 2020.

(5)      Mr. Meisenheimer served as Senior Vice President, Chief Operating Officer and President of Pollo Tropical until May 1, 2019.

The Compensation Committee determined that the grant mix of 50% restricted stock and 50% performance units remained appropriate. Grants are determined pursuant to the target long-term incentive grant date value, will be granted annually in February or March on a grant date which is generally five business days following the announcement of the Company’s financial results for the prior fiscal year with annual vesting dates linked to the grant date. Accordingly, the measurement of the value of any restricted stock grant or performance stock unit grant would be based upon the price of our common stock at the close of business on such grant date. Because the Compensation Committee’s policy is to grant restricted stock and performance stock units on a fixed date, the Compensation Committee may have previously, or may in the future, grant restricted stock at a time when it, as well as the senior management, may be aware of material non-public information that, once made public, could either have a positive or negative effect on the price of our common stock.

In 2018, the performance stock unit portion of the annual equity grants to the NEOs (excluding the CEO) were structured to align with the CEO’s remaining closing price performance conditions of $30, $35, and $40. The number of market-based performance stock units granted was determined by multiplying by three the number of restricted stock grants awarded to each NEO (other than our CEO) in 2018 given that the performance stock unit award is intended to represent three years of performance stock unit grants. The number of market-based performance stock units granted to Mr. DiPietro was determined by multiplying by two the number of restricted stock grants awarded to him in 2019 given that Mr. DiPietro joined the Company in the second year of the three-year grant period and with the remaining closing price performance conditions of $35 and $40. The restricted stock portion of the grant will continue to be made annually to provide ongoing performance and retention incentives.

Restricted Stock

The use of restricted stock creates stock ownership opportunities and retention strength. On March 4, 2019, the restricted stock grants were made to the following NEOs employed on such date and to certain of our other employees: Ms. Kinder and Messrs. DiPietro, Locke, Dinkins and Meisenheimer were granted 10,232, 7,674, 7,674, 6,481 and 9,380 shares of restricted stock, respectively. The 2019 restricted stock awards vest 25% on each anniversary date over four years. Mr. Stockinger did not receive a restricted stock grant in 2019.

Performance Stock Units

The use of performance stock units creates alignment between long-term pay and long-term company performance. Each NEO is generally granted market-based performance stock units during the first 12 months following the date on which such NEO joins the Company. Consistent with this approach, on March 5, 2018 Ms. Schweinfurth and Messrs. Meisenheimer, Dinkins and Locke were granted market-based performance restricted stock units under the Plan for 36,097, 22,059, 15,241 and 18,049 shares of common stock, respectively. The market based performance criterion for the performance stock units for Ms. Schweinfurth and Messrs. Meisenheimer, Dinkins and Locke, is as follows: (i) 33 1/3% vests on March 6, 2019 upon the Company’s common stock achieving a closing market price at or above $30.00 for 20 consecutive trading days at any point during the period between March 6, 2018 and March 6, 2019, (ii) 33 1/3% vests on March 6, 2020 upon the Company’s common stock achieving a closing market price at or above $35.00 for 20 consecutive trading days at any point during the period between March 6, 2019 and March 6, 2020, (iii) 33 1/3% vests on March 6, 2021 upon the Company’s common stock achieving a closing market price at or above $40.00 for 20 consecutive trading days at any point during the period between March 6, 2020 and March 6, 2021 and (iv) the employment of such NEO by the Company on the applicable vesting date. If the Company common stock target price above for any performance period is not met, any unvested shares of the Company common stock will be rolled over to the subsequent performance period on a pro rata basis and subject to the Company common stock target price for such subsequent performance period.

On March 4, 2019, Mr. DiPietro was granted market-based performance restricted stock units under the Plan for 15,348 shares of common stock. The market based performance criterion for these performance stock units, is as follows: (i) 50% vests on March 6, 2020 upon the Company’s common stock achieving a closing market price at or above $35.00 for 20 consecutive trading days at any point during the period between March 6, 2019 and March 6, 2020, and (iii) 50% vests on March 6, 2021 upon the Company’s common stock achieving a closing market price at or above $40.00 for 20 consecutive trading days at any point during the period between March 6, 2020 and March 6, 2021 and (iv) the employment of such NEO by the Company on the applicable vesting date. If the Company common stock target price above for any performance period is not met, any unvested shares of the Company common stock will be rolled over to the subsequent performance period on a pro rata basis and subject to the Company common stock target price for such subsequent performance period.

Mr. Stockinger did not receive performance stock units in 2019.

Additional Compensation Policies and Practices

Compensation Governance Highlights

Strong pay-for-performance alignment

Fully independent Compensation Committee

Fully independent compensation advisor reporting directly to the Compensation Committee

Compensation Clawback Policy in the event of a financial restatement

Executive and Outside Director stock ownership requirements

Prohibition on hedging and pledging of company stock

Executive Stock Ownership Guidelines

Executives of the Company are expected to acquire and continue to hold shares of the Company’s common stock having an aggregate market value which equals or exceeds a multiple of base salary as outlined below within five years of being named an executive.

The following sets forth the minimum stock ownership level for each NEO:

Executive	Salary Multiple
Richard Stockinger	3x
Dirk Montgomery(1)	1x
Lynn S. Schweinfurth(2)	1x
Cheri Kinder(3)	1x
Louis DiPietro	1x
Charles Locke (4)	1x
Anthony Dinkins	1x
Danny K. Meisenheimer(5)	1x

____________

(1)      Mr. Montgomery joined the Company as Senior Vice President, Chief Financial Officer and Treasurer on September 9, 2019.

(2)      Ms. Schweinfurth served as Senior Vice President, Chief Financial Officer and Treasurer of the Company until January 25, 2019.

(3)      Ms. Kinder served as Interim Chief Financial Officer and Treasurer of the Company from January 25, 2019 until September 9, 2019 and currently serves as our Vice President, Corporate Controller and Chief Accounting Officer.

(4)      Mr. Locke served as President of Taco Cabana until February 26, 2020.

(5)      Mr. Meisenheimer served as Senior Vice President, Chief Operating Officer and President of Pollo Tropical until May 1, 2019.

Only actual shares owned by each executive, including direct and indirect ownership as reported to the SEC, count toward compliance with these guidelines.

Compensation Clawback Policy

The Company has adopted a compensation clawback policy. The NEOs are covered by the policy, which enables the board of directors to seek repayment of incentive compensation that was paid based on financial results that are subsequently restated whereby the amount of incentive compensation that would have been awarded or earned based on the restated financial results is lower than what was paid based on the original financial results. This policy will be reviewed from time to time to ensure that it is compliant with any SEC requirements.

Executive Compensation Roles and Responsibilities

Compensation Committee

The Compensation Committee establishes the overall compensation philosophy and strategy for the NEOs, determines the Chief Executive Officer’s compensation, and reviews and approves compensation levels, plan designs, policies, and practices that it believes are aligned with this philosophy and strategy and that are in the best interests of the Company and its shareholders. Although the Compensation Committee receives input from the Chief Executive Officer (particularly with respect to the other NEOs), executive leadership, and its independent compensation advisor, the Compensation Committee makes its own independent determinations regarding executive compensation.

Chief Executive Officer

The Chief Executive Officer attends portions or all of certain Compensation Committee meetings and makes specific recommendations to the Compensation Committee with respect to each NEO’s compensation other than his own. This information is reviewed and considered by the Compensation Committee along with all other relevant factors and circumstances. The Chief Executive Officer is never present when the Compensation Committee meets in executive sessions to discuss the compensation of the NEOs.

Executive Leadership

Various members of executive leadership provide information from time to time either to the Chief Executive Officer or to the Compensation Committee directly. For example, the Chief Financial Officer provides information regarding financial performance and payouts under the short-term incentive program and the Chief Legal Officer and Chief Human Resources, provide information regarding executive compensation policies and practices such as stock ownership requirements.

Independent Compensation Advisor

The Compensation Committee has the authority to retain a compensation advisor. Since 2012, the Compensation Committee has annually chosen to retain Pearl Meyer as its compensation advisor. In selecting Pearl Meyer, the Compensation Committee considered the SEC’s independence criteria and concluded that Pearl Meyer is independent per the criteria and that the work of Pearl Meyer did not raise any conflicts of interest. Pearl Meyer reports directly to the Compensation Committee and provides no other services to the Company. Pearl Meyer’s services to the Compensation Committee include providing periodic data and information regarding market pay practices and trends, as well as assisting in the development of appropriate compensation program designs and policies, and the preparation of the CD&A. The Compensation Committee has been satisfied with Pearl Meyer’s services.

Change of Control Agreements

The Stockinger Employment Agreement provides for certain potential enhanced benefits upon a termination of employment following a change of control of the Company which is further described on pages 45, 46 and 47 of this Proxy Statement.

During 2019, the Company did not have change of control agreements with any of its other NEOs.

The Plan and individual award agreements for awards of restricted stock and performance stock units contain a change of control provision. Under the Plan and individual award agreements for restricted stock, in the event of a change of control of the Company, the vesting provisions on all outstanding unvested restricted shares shall be accelerated and such shares will become fully vested and free of all restrictions. With regard to performance stock units, in the event of a change of control, if the performance stock unit awards (i) are not continued by the Compensation Committee, or not assumed or replaced in an equitable manner to the holder by the successor entity or company after a change in control, then a portion of such performance stock unit award that would have vested as of the scheduled vesting date if the Company were to achieve the target performance level for the performance period shall immediately vest, and (ii) are continued by the Compensation Committee, or are assumed or replaced in an equitable manner to the holder by the successor entity or company after a change of control and if the holder of such performance stock unit award is terminated by the Company for reasons other than cause (as defined under the Plan) or the result of a voluntary termination by the holder, or employment is terminated by the holder for good reason (as defined under the Plan) within one year of the date of the change of control, a portion of such performance stock unit award that would have vested as of the scheduled vesting date if the Company were to achieve the target performance level for the performance period shall immediately vest.

The Role of Benchmarking

The Compensation Committee periodically requests data and information regarding the pay practices and program designs of other, similar companies. However, the Compensation Committee does not benchmark or target a specified pay level or percentile, nor does it follow the practices of similar companies. Instead, the Compensation Committee considers this information along with all other relevant facts and circumstances facing the Company and the executives. Such factors include Company performance, individual executive performance, internal equity, succession planning, affordability, return on investment, accounting expense, tax deductibility and shareholder dilution. During 2019, in connection with its evaluation of the compensation of our executive officers, the Compensation Committee engaged Pearl Meyer to conduct a survey of the direct compensation, including base salary and short- and long-term incentives, paid to executive officers of a peer group of publicly traded companies in the restaurant industry. The peer companies were selected based primarily on the balance of the following criteria:

•        companies in the restaurant industry whose organizational structure, are similar, though not necessarily identical, to ours;

•        companies with similar executive positions to ours;

•        companies against which we believe we compete for executive talent; and

•        public companies based in the United States whose compensation and financial data are publicly available.

Based on these criteria, our peer group for fiscal 2019 was comprised of the following companies:

Cracker Barrel Old Country Store, Inc.	Noodles & Company
Texas Roadhouse, Inc.	Ruth’s Hospitality Group, Inc.
The Cheesecake Factory Incorporated	El Pollo Loco Holdings, Inc.
Red Robin Gourmet Burgers, Inc.	Potbelly Corporation
Dave and Buster’s Entertainment Inc.	The Habit Restaurants, Inc.
BJ’s Restaurants, Inc.	Chuy’s Holdings, Inc.
Del Taco Restaurants, Inc.	Del Frisco’s Restaurant Group, Inc.
Shake Shack Inc.

The Compensation Committee reviewed the peer group and survey data presented by Pearl Meyer to supplement its general understanding of current compensation practices and levels.

Retirement Benefits

The Company provides and maintains a 401(k) Savings Plan, which we refer to as the “401(k) Plan”, and a Deferred Compensation Plan, which we refer to as the “Deferred Compensation Plan”, which are intended to provide the Company’s team members with a competitive tax-deferred long-term savings vehicle. The 401(k) Plan is a qualified 401(k) plan and the Deferred Compensation Plan is a non-qualified deferred compensation plan. The NEOs were not eligible to participate in a qualified 401(k) plan once they have been excluded as “highly compensated” employees (as defined under the Code). Under the Deferred Compensation Plan, eligible employees may elect to voluntarily defer portions of their base salary and annual bonus. An eligible employee may elect, with a deferral agreement, to defer all or a specified amount or percentage of base salary and, if applicable, all or a specified amount or percentage of cash bonuses. All amounts deferred by the participants earn interest at 8% per annum. The Company does not provide any matching contributions to the Deferred Compensation Plan.

Executive Perquisites

In October 2018, the Compensation Committee approved a monthly housing allowance to be paid to Mr. Locke in the amount of $1,500. Total housing allowance payments to Mr. Locke in 2019 totalled $18,000. In December 2018, the Compensation Committee approved a monthly housing allowance to be paid to Mr. DiPietro in the amount of $1,500. Total housing allowance payments to Mr. DiPietro in 2019 totalled $18,000. In August 2019, the Compensation Committee approved a monthly housing allowance to be paid to Mr. Montgomery in the amount of $1,500. Total housing allowance payments to Mr. Montgomery in 2019 totalled $5,538.

Tax Implications

The Compensation Committee has considered the impact of Section 162(m) of the Code. This section disallows a tax deduction for any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless compensation is performance-based. It is the intent of the Company and the Compensation Committee to maximize the deductibility of our executives’ compensation whenever possible. However, the Compensation Committee does not believe that compensation decisions should be based solely upon the amount of compensation that is deductible for federal income tax purposes. Accordingly, the Compensation Committee reserves the right to award compensation that is or could become non-deductible when it believes that such compensation is consistent with our strategic goals and in our best interests.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Company’s board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,
COMPENSATION COMMITTEE
PAUL E. TWOHIG (Chairman)
BRIAN P. FRIEDMAN
NICHOLAS P. SHEPHERD
STACEY RAUCH

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the fiscal year ended December 29, 2019 were Paul Twohig, Stacey Rauch, Nicholas P Shepherd and Brian P. Friedman. None of the members of the Compensation Committee were, during such year, an officer of the Company or any of our subsidiaries or had any relationship with us other than serving as a director. In addition, no executive officer served as a director or a member of the compensation committee of any other entity, other than any subsidiary of the Company, and which such other entity’s (other than any subsidiary of the Company) executive officers served as a director of the Company or on our Compensation Committee. None of the members of our Compensation Committee had any relationship required to be disclosed under this caption under the rules of the SEC.

Summary Compensation Table

The following table summarizes historical compensation awarded, paid to or earned by the NEOs for the fiscal year ended December 29, 2019, December 30, 2018 and December 31, 2017.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Richard C. Stockinger	2019	$575,000	$115,000	—		—	—	—	—	$690,000
Chief Executive Officer	2018	$550,000	—	—		—	—	—	—	$550,000
and President(5)	2017	$460,804	$550,000	$608,184	2017 related	—	—	—	—	$1,618,988
				608,184	2018 related					608,184
				608,184	2019 related					608,184
				608,183	2020 related					608,183
				$2,432,735	Total(6)					$3,443,539
Dirk Montgomery(7)	2019	$146,154	$178,000	$175,400		—	—	—	$5,538	$505,092
Sr. Vice President, Chief Financial Officer and Treasurer

Lynn S. Schweinfurth	2019	$28,462	—	—		—	—	$12,930	$21,346	$62,738
Former Sr. Vice President,	2018	$367,924	—	$476,366		—	—	$14,265	—	$858,555
Chief Financial Officer and Treasurer(8)	2017	$352,000	$150,000	$326,004		—	—	$13,566	—	$841,570

Cheri Kinder	2019	$226,800	$113,581	$150,001		—	—	—	—	$490,382
Vice President, Corporate Controller and Chief Accounting Officer; Former Interim Chief Financial Officer and Treasurer (9)

Louis DiPietro	2019	$352,500	$38,750	$139,437		—	—	—	$18,000	$548,687
Sr. Vice President, Chief Legal Officer, General Counsel and Secretary(10)

Charles E. Locke	2019	$337,500	—	$112,501		—	—	—	$18,000	$468,001
Former President,	2018	$325,000	—	$238,192		—	—	—	$2,769	$565,961
Taco Cabana(11)	2017	$68,750	$45,000	—		—	—	—	—	$113,750

Anthony D. Dinkins	2019	$285,000	$31,250	$95,011		—	—	—	—	$411,261
Sr. Vice President,	2018	$275,000	—	$201,136						$476,136
Chief Human Resources Officer(12)	2017	$71,639	$21,985	—		—	—	—	$2,000	$95,624

Danny K. Meisenheimer	2019	$115,077	—	$137,511		—	—	$5,040	$427,415	$685,043
Former Sr. Vice President,	2018	$338,846	—	$291,105		—	—	$3,413	—	$633,364
Chief Operating Officer, President, Pollo Tropical(13)	2017	$330,000	$175,000	$199,230		—	—	$3,589	—	$707,819

____________

(1)      Amounts for Mr. DiPietro and Ms. Kinder include cash awards paid in fiscal year 2020 with respect to services rendered in fiscal year 2019. Amounts for Mr. Stockinger and Mr. Dinkins include cash awards paid in fiscal year 2020 with respect to services rendered in fiscal year 2019 and cash awards paid in fiscal year 2018 with respect to services rendered in fiscal year 2017. In 2017, Mr. Stockinger received a $550,000 discretionary award for progress and achievements related to the Strategic Renewal Plan. Mr. Meisenheimer and Ms. Schweinfurth each received a retention award pursuant to the Meisenheimer Agreement and the Schweinfurth Agreement, respectively, which are defined and further described on pages 38, 39 and 40 of this Proxy Statement. Mr. Locke received a sign on bonus pursuant to his offer letter, which is further described on pages 39 and 40 of this Proxy Statement. Mr. Dinkins received a $21,985 discretionary award based on progress and achievements related to the Strategic Renewal Plan. Mr. Dinkins also received a $2,000 sign on bonus based on his offer letter, which is further described on page 40 of this Proxy Statement. Mr. Montgomery received a $178,000 cash award paid in fiscal year 2020, which must be repaid if Mr. Montgomery terminates his employment within one year of the payment date, pursuant to the Montgomery Letter Agreement, which is further described on page 38 of this Proxy Statement. Amounts for Ms. Kinder also include cash retention bonuses totalling $90,720 paid in 2019 for services rendered in 2019.

(2)      These amounts represent the aggregate grant date fair value of restricted stock, performance restricted stock units and market-based performance restricted stock units granted and approved by the Compensation Committee in each of the fiscal years presented and are consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. There were the following forfeitures in 2019: Mr. Meisenheimer, 6,379 shares and Ms. Schweinfurth 77,545 shares. There were no other forfeitures by any other NEO in 2019. These amounts reflect the grant date fair value for these awards and do not correspond to the actual value that will be recognized by the NEOs. The actual value, if any, that a NEO may realize will depend on the stock price at the date of vesting. These grants are included and discussed further in the tables below under “Outstanding Equity Awards at Fiscal Year-End”. In terms of shares, awards granted in 2017 and 2018 were comprised of 50% restricted stock and 50% marked based performance restricted stock units. Awards granted to Mr. DiPietro in 2019 were comprised of 50% restricted stock and 50% marked based performance restricted stock units.

(3)      These amounts represent the above-market portion of earnings on compensation deferred by the NEOs under our nonqualified Deferred Compensation Plan. Earnings on deferred compensation are considered to be above-market to the extent that the rate of interest exceeds 120% of the applicable federal long-term rate. At December 29, 2019, December 30, 2018 and December 31, 2017, 120% of the federal long-term rate was 2.52%, 3.98% and 3.16% per annum, respectively, and the interest rate paid to participants was 8% per annum.

(4)      Represents housing allowance paid to Mr. Locke beginning in November 2018, to Mr. DiPietro beginning in January 2019 and to Mr. Montgomery beginning in September 2019. Represents a vacation payout to Ms. Schweinfurth and to Mr. Meisenheimer upon termination of their employment and $407,800 in severance related payments to Mr. Meisenheimer in 2019.

(5)      Mr. Stockinger has served as Chief Executive Officer and President of the Company since February 28, 2017. With respect to 2017, amount on table reflects base compensation earned by Mr. Stockinger from February 28, 2017 through December 31, 2017.

(6)      Pursuant to the Stockinger Employment Agreement, Mr. Stockinger received a sign-on grant which consisted of 50% restricted stock and 50% market-based performance restricted stock units. The sign-on grant is intended to represent awards for fiscal years 2017, 2018, 2019 and 2020. Consistent with this intent, the restricted stock component of the grant vests 25% annually and the market based performance criterion for the vesting of Mr. Stockinger’s performance-based restricted stock units is as follows: (i) 25% vests on March 6, 2018 upon the Company common stock achieving a closing market price at or above $25.00 for 20 consecutive trading days at any point during the period between March 6, 2017 and March 6, 2018, (ii) 25% vests on March 6, 2019 upon the Company common stock achieving a closing market price at or above $30.00 for 20 consecutive trading days at any point during the period between March 6, 2018 and March 6, 2019, (iii) 25% vests on March 6, 2020 upon the Company common stock achieving a closing market price at or above $35.00 for 20 consecutive trading days at any point during the period between March 6, 2019 and March 6, 2020, (iv) 25% vests on March 6, 2021 upon the Company common stock achieving a closing market price at or above $40.00 for 20 consecutive trading days at any point during the period between March 6, 2020 and March 6, 2021 and (v) the employment of Mr. Stockinger by the Company on the applicable vesting date. If the Company common stock target price above for any performance period is not met, any unvested shares of the Company’s common stock will be rolled over to the subsequent performance period on a pro rata basis and subject to the Company common stock target price for such subsequent performance period.

(7)      Mr. Montgomery joined the Company as Senior Vice President, Chief Financial Officer and Treasurer on September 9, 2019. With respect to 2019, the amount on the table reflects base compensation earned by Mr. Montgomery from September 9, 2019 through December 29, 2019.

(8)      Ms. Schweinfurth served as Senior Vice President, Chief Financial Officer and Treasurer of the Company until January 25, 2019.

(9)      Ms. Kinder served as Interim Chief Financial Officer and Treasurer of the Company from January 25, 2019 until September 9, 2019 and currently serves as our Vice President, Corporate Controller and Chief Accounting Officer.

(10)    Mr. DiPietro has served as Senior Vice President, Chief Legal Counsel and Secretary since December 17, 2018.

(11)    Mr. Locke served as President of Taco Cabana from October 16, 2017 until February 26, 2020. With respect to 2017, the amount on the table reflects base compensation earned by Mr. Locke from October 16, 2017 through December 31, 2017.

(12)    Mr. Dinkins has served as Senior Vice President, Chief Human Resources Officer since September 26, 2017. With respect to 2017, the amount on the table reflects base compensation earned by Mr. Dinkins from September 26, 2017 through December 31, 2017.

(13)    Mr. Meisenheimer served as Senior Vice President, Chief Operating Officer and President of Pollo Tropical until May 1, 2019.

Stockinger Employment Agreement

Mr. Stockinger was appointed Chief Executive Officer and President of the Company effective February 28, 2017. On February 24, 2017, the Company entered into an Executive Employment Agreement with Mr. Stockinger, which we refer to as the “Stockinger Employment Agreement” pursuant to which Mr. Stockinger will earn a base salary of $550,000 per year which can be increased at the sole discretion of the Compensation Committee. Pursuant to the Stockinger Employment Agreement, Mr. Stockinger was (i) eligible to receive a short term cash incentive bonus equal to at least 100% of Mr. Stockinger’s then base salary based upon attainment of objectives to be established by the Compensation Committee, (ii) received a sign on grant of restricted common stock of the Company pursuant to the Plan with a value of $3,000,000 (based on the closing price of the Company’s common stock on March 6, 2017) which consisted of 50% time-based restricted stock of the Company (granted to Mr. Stockinger on March 6, 2017) vesting 25% on each anniversary date over four years and 50% performance-based restricted stock units of the Company (granted to Mr. Stockinger on June 2, 2017) vesting 25% on each anniversary date over four years if the performance conditions and metrics, which are to be determined by the Compensation Committee, are achieved, and (iii) commencing with our 2021 fiscal year (or such earlier time as may be determined by the Compensation Committee in its sole discretion), will be entitled to receive additional annual long-term incentive awards as may be determined by the Compensation Committee.

The Stockinger Employment Agreement provides that if Mr. Stockinger’s employment with the Company is terminated by the Company for Cause (as defined in the Stockinger Employment Agreement) or if his employment with the Company ends due to death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or voluntary termination of employment by Mr. Stockinger without Good Reason (as defined in the Stockinger Employment Agreement), he shall be entitled to receive (i) any earned but unpaid compensation, (ii) solely with respect to Mr. Stockinger’s termination for death or “permanent and total disability”, any earned but unpaid bonus for any completed year prior to the date of termination and (iii) any other amounts or benefits owing to Mr. Stockinger under the terms of any employee benefit plan of the Company or, in the case of equity-based compensation awards, under the terms of the equity award plan or applicable award agreement, which we refer to as the “Accrued Benefits”.

The Stockinger Employment Agreement also provides that if Mr. Stockinger’s employment with the Company is terminated by the Company without Cause or for reasons other than death or “permanent and total disability” or is voluntarily terminated by Mr. Stockinger for Good Reason, he shall be entitled to receive (i) 1.5 times his then base salary, to be paid at least monthly, for a period of twelve months, (ii) any earned but unpaid bonus for any completed year prior to the date of termination plus a pro rata portion of any annual bonus that Mr. Stockinger would have been entitled to receive with respect to the fiscal year of termination had his employment not been terminated, (iii) the payment by the Company of premium payments for a period of up to twelve months if Mr. Stockinger and his dependents elect coverage under the Company’s health insurance plan pursuant to the Consolidated Omnibus Budget Reconciliation Act, which we refer to as “COBRA”, (iv) executive outplacement services in an amount not to exceed $25,000 to be incurred no later than the end of the second year following the year of termination and (v) the Accrued Benefits (except as otherwise may be provided in connection with a Change of Control (as defined in the Stockinger Employment Agreement)).

If within one year after the occurrence of a Change of Control (as defined in the Stockinger Employment Agreement), Mr. Stockinger’s employment with the Company is terminated by the Company without Cause and for reasons other than death or “permanent and total disability” or is voluntarily terminated by Mr. Stockinger for Good Reason, then Mr. Stockinger shall be entitled to (i) 2.0 times his then base salary, payable in a lump sum (ii) any earned but unpaid bonus for any completed year prior to the date of termination plus a pro rata portion of any annual bonus that Mr. Stockinger would have been entitled to receive with respect to the fiscal year of termination had his employment not been terminated, (iii) the acceleration of the vesting provisions of Mr. Stockinger’s outstanding unvested time-based restricted stock awards, (iv) the acceleration of the vesting provisions of a portion of Mr. Stockinger’s outstanding performance-based restricted stock unit awards that would have vested as of the scheduled vesting date if the Company were to have achieved the target performance level for the performance period, if (x) such awards are not continued by the Compensation Committee or not assumed or replaced in an equitable manner by the successor entity after a Change of Control or (y) such awards are continued by the Compensation Committee, or are assumed or replaced in an equitable manner by the successor entity after a Change of Control and, within one year after the date of Change of Control, Mr. Stockinger’s employment is terminated without Cause and for reasons other than death or “permanent disability” or voluntarily terminated by Mr. Stockinger for Good Reason, (v) the payment by the Company of premium payments for a period of up to twelve months if Mr. Stockinger and his dependents elect coverage under the Company’s health insurance plan pursuant to COBRA, (vi) executive outplacement services in an amount not to exceed $25,000 to be incurred no later than the end of the second year following the year of termination and (vii) the Accrued Benefits.

Mr. Stockinger, pursuant to the Stockinger Employment Agreement, agreed, for a period of two years following his termination of employment with the Company, not to directly or indirectly solicit for employment or employ any person who is or was employed by the Company within six months prior to his termination date.

Additionally, under the Stockinger Employment Agreement, Mr. Stockinger agreed for a period of eighteen months following his termination of employment with the Company, not to be employed by or associated with as employee, consultant, director, or in any other equivalent capacity, any company operating Tex-Mex or Mexican-themed quick-service, quick-casual, fast-casual or casual dining restaurants, or any company operating Caribbean or Hispanic-themed quick-service, quick-casual, fast-casual or casual dining restaurants which feature grilled chicken as the primary or central menu item.

Montgomery Letter Agreement and Montgomery Agreement

Pursuant to the terms of an offer letter between Fiesta Restaurant Group and Mr. Montgomery entered into on September 9, 2019, which we refer to as the “Montgomery Letter Agreement”, Mr. Montgomery’s annual base salary will be $475,000 (“Montgomery Base Salary”) and his incentive bonus target will be set at 50% of the Montgomery Base Salary subject to the terms of the Company’s applicable bonus plan and in the discretion of the Company’s Compensation Committee. Mr. Montgomery will be eligible to receive a one-time special incentive bonus of $178,000 which will be payable on or before March 15, 2020 (the “Montgomery Incentive Bonus Amount”), provided that the Montgomery Incentive Bonus Amount is subject to forfeiture and must be refunded in the event Mr. Montgomery voluntarily terminates his employment with the Company within one year of the payment date. On September 9, 2019 (the “Montgomery Start Date”), Mr. Montgomery received an award of 20,000 restricted shares of the Company’s common stock (the “Montgomery Stock Award”) pursuant to the Company’s 2012 Stock Incentive Plan, as amended (the “Plan”) which will vest in two equal instalments of (i) 50% on the second anniversary of the Montgomery Start Date and (ii) 50% on the fourth anniversary of the Montgomery Start Date or in the event of Mr. Montgomery’s termination of employment by the Company without cause (as defined in the Company’s form award agreement) or termination of employment with the Company by Mr. Montgomery for good reason (as defined in the Company’s form award agreement). Mr. Montgomery is also eligible to receive an annual stock award with a market value of the shares on the date of the award equal to $475,000, pursuant to the Plan subject to the final discretion and approval of the Company’s Compensation Committee and to be granted with such terms and at such time as applicable to the Company’s other executive officers. Mr. Montgomery will receive a $1,500 per month temporary living allowance for costs related to living in Addison, Texas subject to change or cancellation at any time in the Company’s sole discretion, provided that if Mr. Montgomery permanently relocates or if his employment with the Company terminates for any reason, such allowance payment will cease.

On September 9, 2019, the Company and Mr. Montgomery entered into an Agreement (the “Montgomery Agreement”) which provides for severance payments by the Company upon termination of Mr. Montgomery’s employment by the Company without cause (as defined in the Montgomery Agreement), for reasons other than death or “permanent and total disability” or termination of employment with the Company by Mr. Montgomery for good reason (as defined in the Montgomery Agreement). The severance payments will include an amount equal to one (1) times Mr. Montgomery’s annual base salary in effect prior to the date of termination of employment and an amount equal to the pro rata portion of the aggregate bonus that Mr. Montgomery would have been entitled to receive in the fiscal year of the date of termination of employment.

Kinder Compensation

In connection with Ms. Kinder’s appointment as Interim Chief Financial Officer and Treasurer on January 25, 2019, Ms. Kinder received the following additional compensation: (i) special payments during the first three fiscal quarters of 2019 totalling $90,720 payable in cash in three instalments; (ii) a lump sum retention bonus payment equal to $100,000 payable in cash in the event that Ms. Kinder remains employed by the Company on December 31, 2020, or is terminated without cause by the Company prior to such date and (iii) eligibility to receive an additional one-time equity grant based on the closing market price of the Company’s common stock on the date of grant with a total value of $150,000 which was granted on March 4, 2019 with terms and conditions consistent with the Company’s customary grant of equity awards to the Company’s executive officers in 2019.

Schweinfurth Letter Agreement and Schweinfurth Agreement

Pursuant to the terms of an offer letter between Fiesta Restaurant Group and Ms. Schweinfurth entered into on June 29, 2012, which we refer to as the “Schweinfurth Letter Agreement”, Ms. Schweinfurth earned an annual base salary of $320,000 beginning in 2012 and became eligible for annual merit increases beginning in 2014 based upon recommendations of our Chief Executive Officer and Compensation Committee. The Schweinfurth Letter Agreement also provided that Ms. Schweinfurth would participate in the executive bonus program, as established by our Compensation Committee.

Pursuant to the Schweinfurth Letter Agreement, within 30 days of July 16, 2012, the date of Ms. Schweinfurth’s commencement of employment with the Company, Ms. Schweinfurth received a one-time sign on grant of 50,000 shares of restricted common stock of the Company in connection with her appointment as our Vice President, Chief Financial Officer and Treasurer. The restricted shares of the Company’s common stock granted to Ms. Schweinfurth vested over four years at the rate of 25% per annum beginning on the first anniversary of the date of grant and are subject to provisions of the Plan.

The Schweinfurth Letter Agreement also provided that in the event Ms. Schweinfurth is terminated without Cause (as defined in the Schweinfurth Letter Agreement), she was entitled to receive a severance payment equal to her twelve months base salary and the pro-rated portion of her bonus payable, provided that a bonus would have been payable.

On November 4, 2016, the Company and Ms. Schweinfurth entered into the Schweinfurth Agreement pursuant to which Ms. Schweinfurth was entitled to a retention bonus payment of (a) $150,000, which we refer to as the “Schweinfurth 2016 Bonus”, which was paid in February 2017; provided that if Ms. Schweinfurth (i) voluntarily resigned as an employee of the Company other than for Good Reason (as defined in the Schweinfurth Agreement) or gave notice of such resignation any time during the twelve month period following the payment date of the Schweinfurth 2016 Bonus or (ii) if Ms. Schweinfurth voluntarily resigned as an employee of the Company other than for Good Reason any time prior to December 31, 2017 and failed to provide at least six months prior written notice of such voluntary resignation, Ms. Schweinfurth shall repay the Schweinfurth 2016 Bonus to the Company, and (b) $150,000 less any amount related to short term incentive compensation received by Ms. Schweinfurth under the Company’s Executive Bonus Plan (as defined in the Schweinfurth Agreement), which we refer to as the “Schweinfurth 2017 Bonus”, which was paid in March 2018. The Schweinfurth Agreement also modified and superseded the severance bonus arrangements contained in the Schweinfurth Letter Agreement, and provided that upon a termination of Ms. Schweinfurth’s employment by the Company without Cause (as defined in the Schweinfurth Agreement) or termination of Ms. Schweinfurth’s employment by Ms. Schweinfurth with Good Reason, Ms. Schweinfurth was entitled to (i) an amount equal to one times Ms. Schweinfurt’s highest annual base salary in effect prior to the date Ms. Schweinfurth’s employment is terminated and (ii) an amount equal to a pro rata portion of the aggregate bonus under the Company’s Executive Bonus Plan for the year in which Ms. Schweinfurth’s employment is terminated (plus any earned and unpaid bonus amounts under the Company’s Executive Bonus Plan for the year prior to the year in which Ms. Schweinfurth’s employment is terminated). The Schweinfurth Agreement terminated (other than the severance bonus provisions which shall survive any such termination, consistent with the terms of the Schweinfurth Letter Agreement) on December 31, 2018.

DiPietro Offer Letter and Agreement

Pursuant to an offer letter dated November 2, 2018, revised November 8, 2018, between the Company and Louis DiPietro, which we refer to as the “DiPietro Offer Letter”, Mr. DiPietro is entitled to a base salary of $340,000 which is eligible for discretionary annual increases in January 2019. Pursuant to the DiPietro Offer Letter, Mr. DiPietro is entitled to a bonus target of 60% of his annual base salary commencing in 2018 subject to the terms of the Company’s applicable bonus plan and the discretion of the Compensation Committee. Pursuant to the DiPietro Offer Letter, Mr. DiPietro is eligible for annual equity grants of $225,000 subject to the discretion of the Compensation Committee which are expected to be comprised of 50% restricted stock awards that vest 25% on each anniversary date and 50% based on performance-based criteria to be determined prior to the date of grant. The DiPietro Offer Letter also provides that Mr. DiPietro is entitled to a housing allowance of $1,500 per month which may be terminated by the Company in its discretion.

On December 18, 2018, the Company and Mr. DiPietro entered into an Agreement which we refer to as the “DiPietro Agreement”, a summary of which is provided on page 47 of this Proxy Statement.

Locke Offer Letter and Agreement

Pursuant to an offer letter dated September 24, 2017 between the Company and Charles Locke, which we refer to as the “Locke Offer Letter”, Mr. Locke is entitled to a base salary of $325,000 which is eligible for discretionary annual increases in January 2019. Pursuant to the Locke Offer Letter, Mr. Locke is entitled to a bonus target of 60% of his annual base salary commencing in 2018 subject to the terms of the Company’s applicable bonus plan and the discretion of the Compensation Committee. The Locke Offer Letter also provides Mr. Locke with a sign-on bonus of $45,000 payable on or before March 15, 2018, provided that if Mr. Locke voluntarily resigns from the Company within one year of the payment date of such sign on bonus, Mr. Locke must refund the amount of such sign-on bonus to the Company. Pursuant to the Locke Offer Letter, Mr. Locke is eligible for annual equity grants of $225,000 subject to the discretion of the Compensation Committee which are expected to be comprised of 50% restricted stock awards that vest 25% on each anniversary date and 50% based on performance-based criteria to be determined prior to the date of grant. The Locke Offer Letter also provides that Mr. Locke is entitled to reimbursement for temporary housing costs for up to six months.

On October 12, 2017, the Company and Charles Locke entered into an Agreement (as amended on August 3, 2018), which we refer to as the “Locke Agreement”, a summary of which is provided on page 47 of this Proxy Statement.

Dinkins Offer Letter and Agreement

Pursuant to an offer letter dated September 22, 2017 between the Company and Anthony Dinkins, which we refer to as the “Dinkins Offer Letter”, Mr. Dinkins is entitled to a base salary of $275,000 which is eligible for discretionary annual increases in January 2019. Pursuant to the Dinkins Offer Letter, Mr. Dinkins is entitled to a bonus target of 60% of his annual base salary commencing in 2018 subject to the terms of the Company’s applicable bonus plan and the discretion of the Compensation Committee. The Dinkins Offer Letter also provides Mr. Dinkins with a sign-on bonus of $2,000, provided that if Mr. Dinkins employment with the Company ceases within 12 months of Mr. Dinkins’ first date of employment with the Company, Mr. Dinkins must refund the amount of such sign-on bonus to the Company. Pursuant to the Dinkins Offer Letter, Mr. Dinkins is eligible for annual equity grants of $190,000 subject to the discretion of the Compensation Committee which are expected to be comprised of 50% restricted stock awards that vest 25% on each anniversary date and 50% based on performance-based criteria to be determined prior to the date of grant.

On August 3, 2018, the Company and Anthony Dinkins entered into an Agreement, which we refer to as the “Dinkins Agreement”, a summary of which is provided on page 47 of this Proxy Statement.

Meisenheimer Agreement

On November 4, 2016, the Company and Mr. Meisenheimer entered into the Meisenheimer Agreement pursuant to which Mr. Meisenheimer was entitled to a retention bonus payment of (a) $175,000, which we refer to as the “Meisenheimer 2016 Bonus”, which was paid in February 2017; provided that if Mr. Meisenheimer (i) voluntarily resigned as an employee of the Company other than for Good Reason (as defined in the Meisenheimer Agreement) or gave notice of such resignation any time during the twelve month period following the payment date of the Meisenheimer 2016 Bonus or (ii) if Mr. Meisenheimer voluntarily resigned as an employee of the Company other than for Good Reason any time prior to December 31, 2017 and failed to provide at least six months prior written notice of such voluntary resignation, Mr. Meisenheimer shall repay the Meisenheimer 2016 Bonus to the Company, and (b) $175,000 less any amount related to short term incentive compensation received by Mr. Meisenheimer under the Company’s Executive Bonus Plan (as defined in the Meisenheimer Agreement), which we refer to as the “Meisenheimer 2017 Bonus”, which was paid in March 2018. The Meisenheimer Agreement also provides that upon a termination of Mr. Meisenheimer’s employment by the Company without Cause (as defined in the Meisenheimer Agreement), termination of Mr. Meisenheimer’s employment by Mr. Meisenheimer with Good Reason (other than in the case of a material diminution of Mr. Meisenheimer’s authority, duties or responsibilities) and termination of Mr. Meisenheimer’s employment by Mr. Meisenheimer for any reason during the period that is between six months and twelve months following the commencement date of employment of a new Chief Executive Officer of the Company, Mr. Meisenheimer is entitled to (i) an amount equal to two times Mr. Meisenheimer’s highest annual base salary in effect prior to the date Mr. Meisenheimer’s employment is terminated and (ii) an amount equal to a pro rata portion of the aggregate bonus under the Company’s Executive Bonus Plan (as defined in the Meisenheimer Agreement) for the year in which Mr. Meisenheimer’s employment is terminated (plus earned and unpaid bonus amounts under the Company’s Executive Bonus Plan for the year prior to the year in which Mr. Meisenheimer’s employment is terminated). The Meisenheimer Agreement terminated on December 31, 2018.

On February 27, 2018, the Company and Mr. Meisenheimer entered into an agreement (the “2018 Meisenheimer Agreement”). The term of the 2018 Meisenheimer Agreement is effective December 31, 2018 (concurrent with the expiration of the Meisenheimer Agreement) and continues until the date of Mr. Meisenheimer’s termination of employment with the Company. The 2018 Meisenheimer Agreement provides that, upon termination of Mr. Meisenheimer’s employment by the Company without Cause (as defined in the 2018 Meisenheimer Agreement) or termination of Mr. Meisenheimer’s employment by Mr. Meisenheimer with Good Reason (as defined in the 2018 Meisenheimer Agreement), Mr. Meisenheimer is entitled to (i) an amount equal to one times Mr. Meisenheimer’s highest annual base salary in effect prior to the date Mr. Meisenheimer’s employment is terminated (plus interest equal to the Prime Rate (as defined in the 2018 Meisenheimer Agreement) plus three percent, with such interest accruing from the date of termination of employment until the date of payment) and (ii) an amount equal to a pro rata portion of the aggregate bonus under the Company’s Executive Bonus Plan (as defined in the 2018 Meisenheimer Agreement) to which Mr. Meisenheimer would otherwise have been entitled had his employment not terminated, for the year in which Mr. Meisenheimer’s employment is terminated (plus any earned and unpaid bonus amounts under the Company’s Executive Bonus Plan for the year prior to the year in which Mr. Meisenheimer’s employment is terminated).

Grants of Plan-Based Awards

The following table provides certain historical information regarding grants of plan-based awards made to the NEOs during the fiscal year ended December 29, 2019:

Name	Grant Date	Approval Date	Estimated Payouts Under Non- Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards Maximum (#)(1)	All Other Stock Awards: Number of Shares or Units (#)(2)	Grant Date Fair Value of Stock Awards(3)
Richard C. Stockinger	—	—	—	—	—	—
Dirk Montgomery(4)	9/9/2019	8/18/2019	—	—	20,000	$175,400
Lynn S. Schweinfurth(5)	—	—	—	—	—	—
Cheri Kinder(6)	3/4/2019	2/12/2019	—	—	10,232	$150,001
Louis DiPietro	3/4/2019	2/12/2019	—	15,348	—	$26,936
	3/4/2019	2/12/2019	—	—	7,674	$112,501
Charles E. Locke(7)	3/4/2019	2/12/2019	—	—	7,674	$112,501
Anthony D. Dinkins	—	—	—	—	6,481	$95,011
Danny K. Meisenheimer(8)	3/4/2019	2/12/2019	—	—	9,380	$137,511

____________

(1)      Amounts shown in this column reflect the number of market-based performance restricted stock units granted to each NEO pursuant to the Plan during 2019. The March 4, 2019 restricted stock units vest as follows: (i) 1/2 vests on March 4, 2020 upon the Company’s common stock achieving a closing market price at or above $35.00 for 20 consecutive trading days at any point during the period between March 4, 2019 and March 4, 2020, (ii) 1/2 vests on March 4, 2021 upon the Company’s common stock achieving a closing market price at or above $40.00 for 20 consecutive trading days at any point during the period between March 4, 2020 and March 4, 2021, and (iii) the employment of the Named Executive Officer by the Company on the applicable vesting date. If the Company common stock target price above for any performance period is not met, any unvested shares of the Company’s common stock will be rolled over to the subsequent performance period on a pro rata basis and subject to the Company common stock target price for such subsequent performance period.

(2)      Amounts shown in this column reflect the number of restricted shares granted to each NEO pursuant to the Plan during 2019. The 2019 restricted shares granted to Mr. Montgomery vest 50% on the second anniversary of the grant date and 50% on the fourth anniversary of the grant date. The 2019 restricted shares granted to all other NEOs vest over four years, 25% on each anniversary date.

(3)      The value of the restricted shares of common stock granted in 2019 was calculated by multiplying the number of shares awarded by the market closing price of our common stock on the grant date. The grant date fair value for the March 4, 2019 grant was $14.66 per share. The value for the market-based performance restricted stock units was calculated by multiplying the number of units awarded by the fair value of the units calculated using a Monte Carlo simulation. The market-based performance restricted stock units granted on February 20, 2020 were valued using the following assumptions: Risk free interest rate of 2.53%; no expected dividend yield; and expected volatility of 43.18%. The weighted average grant date fair value for the market-based performance restricted stock units granted on March 4, 2019 was $1.76.

(4)      Mr. Montgomery joined the Company as Senior Vice President, Chief Financial Officer and Treasurer on September 9, 2019.

(5)      Ms. Schweinfurth served as Senior Vice President, Chief Financial Officer and Treasurer of the Company until January 25, 2019.

(6)      Ms. Kinder served as Interim Chief Financial Officer and Treasurer of the Company from January 25, 2019 until September 9, 2019 and currently serves as our Vice President, Corporate Controller and Chief Accounting Officer.

(7)      Mr. Locke served as President of Taco Cabana until February 26, 2020.

(8)      Mr. Meisenheimer served as Senior Vice President, Chief Operating Officer and President of Pollo Tropical until May 1, 2019.

2012 Stock Incentive Plan.    The Plan provides for the grant of stock options and stock appreciation rights, stock awards, performance awards, outside director stock options, and outside director stock awards. Any officer, employee, associate, director and any consultant or advisor providing services to us are eligible to participate in the Plan.

The Plan is administered by the Compensation Committee which approves awards and may base its considerations on recommendations by our Chief Executive Officer. The Compensation Committee has the authority to (1) approve plan participants, (2) approve whether and to what extent stock options, stock appreciation rights, stock awards, and performance awards are to be granted and the number of shares of stock to be covered by each award (other than an outside director award), (3) approve forms of agreement for use under the Plan, (4) determine terms and conditions of awards (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or waiver or forfeiture, and any right of repurchase, right of first refusal or other transfer restriction regarding any award), (5) modify, amend or adjust the terms and conditions of any award, (6) determine the fair market value, and (7) determine the type and amount of consideration to be received by us for any stock award issued.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all equity awards that were not vested at the December 29, 2019 fiscal year end for each of the NEOs.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard C. Stockinger	—	—	—	—	—	36,144	(2)	$342,645	—		—
	—	—	—	—	—	—		—	72,290	(3)	$685,309
Dirk Montgomery(11)	—	—	—	—	—	20,000	(4)	$189,600	—		—
Lynn S. Schweinfurth(12)	—	—	—	—	—	—		—	—		—
Cheri Kinder(13)	—	—	—	—	—	354	(5)	$3,356	—		—
	—	—	—	—	—	1,204	(6)	$11,414	—		—
	—	—	—	—	—	2,005	(7)	$19,007	—		—
	—	—	—	—	—	10,232	(8)	$96,999	—		—
Louis DiPietro	—	—	—	—	—	7,674	(8)	72,750	15,348	(9)	$145,499
Charles E. Locke(14)	—	—	—	—	—	4,512	(7)	$42,774	—		—
	—	—	—	—	—	7,674	(8)	$72,750	—		—
	—	—	—	—	—	—		—	18,049	(9)	$171,105
Anthony D. Dinkins	—	—	—	—	—	3,810	(7)	$36,119	—		—
	—	—	—	—	—	6,481	(8)	$61,440	—		—
	—	—	—	—	—	—		—	15,241	(9)	$144,485
Danny K. Meisenheimer(15)	—	—	—	—	—	—		—	6,627	(10)	$62,824
	—	—	—	—	—	—		—	22,059	(9)	$209,119

____________

(1)      The market value of the restricted stock awards and the market-based performance awards was determined based on the closing price of our common stock on the last trading day of the fiscal year, December 27, 2019, which was $9.48.

(2)      Represents restricted shares of common stock that vest in increments of one-half on each of March 6, 2020 and March 6, 2021.

(3)      Represents market-based performance restricted stock units that vest in increments of one-half on each of March 6, 2020 and March 6, 2021, subject to continued service and attainment of specified share prices of our common stock. If the specified target stock price for any tranche is not met for the performance period, the cumulative unearned units will be rolled over to subsequent performance period on a pro rata basis and subject to the attainment of target stock price for such subsequent performance period. The specified target stock prices for the tranches vesting on March 6, 2019 and March 6, 2020 were not met and 54,219 units were rolled over to subsequent performance periods in March 2020.

(4)      Represents restricted shares of common stock that vest in increments of one-half on each of September 9, 2021 and September 9, 2023.

(5)      Represents restricted shares of common stock that vest on March 2, 2020.

(6)      Represents restricted shares of common stock that vest in increments of one-half on each of March 6, 2020 and March 6, 2021.

(7)      Represents restricted shares of common stock that vest in increments of one-third on each of March 5, 2020, March 5, 2021 and March 5, 2022.

(8)      Represents restricted shares of common stock that vest in increments of one-fourth on each of March 4, 2020, March 4, 2021, March 4, 2022 and March 4, 2023.

(9)      Represents market performance-based restricted stock units that vest in increments of one-half on each of March 6, 2020 and March 6, 2021, subject to continued service and attainment of specified share prices of our common stock. If the target stock price for any performance period is not met, the cumulative unearned units will be rolled over to subsequent performance period on a pro rata basis and subject to the attainment of the target stock price of such subsequent performance period. The target stock price for the tranches vesting on March 6, 2019 and March 6, 2020 were not met. The following total units were rolled over to subsequent tranches in March 2019 and March 2020: Mr. Meisenheimer – 18,383 units, Mr. Locke – 15,041 units, Mr. Dinkins – 12,701 units.

(10)    Represents performance restricted stock units that vest on March 6, 2020, subject to the achievement of certain performance criteria. These performance restricted stock units were forfeited in March 2020 as the Company did not achieve the required performance criteria.

(11)    Mr. Montgomery joined the Company as Senior Vice President, Chief Financial Officer and Treasurer on September 9, 2019.

(12)    Ms. Schweinfurth served as Senior Vice President, Chief Financial Officer and Treasurer of the Company until January 25, 2019.

(13)    Ms. Kinder served as Interim Chief Financial Officer and Treasurer of the Company from January 25, 2019 until September 9, 2019 and currently serves as our Vice President, Corporate Controller and Chief Accounting Officer.

(14)    Mr. Locke served as President of Taco Cabana until February 26, 2020.

(15)    Mr. Meisenheimer served as Senior Vice President, Chief Operating Officer and President of Pollo Tropical until May 1, 2019.

Options Exercised and Stock Vested

The following table provides summary information about options exercised by our NEOs and shares of restricted stock that vested during the fiscal year ended December 29, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Richard C. Stockinger	—	—	18,073	$248,865
Dirk Montgomery(2)	—	—	—	—
Lynn S. Schweinfurth(3)	—	—	—	—
Cheri Kinder(4)	—	—	1,727	$24,859
Louis DiPietro	—	—	—	—
Charles E. Locke(5)	—	—	1,505	$21,687
Anthony D. Dinkins	—	—	1,271	$18,315
Danny K. Meisenheimer(6)	—	—	21,703	$284,187

____________

(1)      Based on the closing price of our common stock on the date of vesting.

(2)      Mr. Montgomery joined the Company as Senior Vice President, Chief Financial Officer and Treasurer on September 9, 2019.

(3)      Ms. Schweinfurth served as Senior Vice President, Chief Financial Officer and Treasurer of the Company until January 25, 2019.

(4)      Ms. Kinder served as Interim Chief Financial Officer and Treasurer of the Company from January 25, 2019 until September 9, 2019 and currently serves as our Vice President, Corporate Controller and Chief Accounting Officer.

(5)      Mr. Locke served as President of Taco Cabana until February 26, 2020.

(6)     Mr. Meisenheimer served as Senior Vice President, Chief Operating Officer and President of Pollo Tropical until May 1, 2019.

Non-Qualified Deferred Compensation

We have adopted a Deferred Compensation Plan for employees not eligible to participate in our Retirement Savings Plan, which we refer to as the “Retirement Plan”, because they have been excluded as “highly compensated” employees (as so defined in the Retirement Plan), to voluntarily defer portions of their base salary and annual bonus. An eligible employee may elect, on a deferral agreement, to defer all or a specified percentage of base salary and, if applicable, all or a specified percentage of cash bonuses. All amounts deferred by the participants earn interest at 8% per annum. We do not match any portion of the funds.

The following table describes contributions, earnings and balances at December 29, 2019 under our Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Richard C. Stockinger	—	—	—	—	—
Dirk Montgomery(3)	—	—	—	—	—
Lynn S. Schweinfurth(4)	$4,269	—	$18,876	$432,026	—
Cheri Kinder(5)	—	—	—	—	—
Louis DiPietro	—	—	—	—	—
Charles E. Locke(6)	—	—	—	—	—
Anthony D. Dinkins	—	—	—	—	—
Danny K. Meisenheimer(7)	—	—	$7,358	$118,942	—

____________

(1)      Earnings represent the interest earned on amounts deferred at 8.0% per annum.

(2)      Amounts reported in this column include contributions made by the NEO prior to 2019.

(3)      Mr. Montgomery joined the Company as Senior Vice President, Chief Financial Officer and Treasurer on September 9, 2019.

(4)     Ms. Schweinfurth served as Senior Vice President, Chief Financial Officer and Treasurer of the Company until January 25, 2019.

(5)      Ms. Kinder served as Interim Chief Financial Officer and Treasurer of the Company from January 25, 2019 until September 9, 2019 and currently serves as our Vice President, Corporate Controller and Chief Accounting Officer.

(6)      Mr. Locke served as President of Taco Cabana until February 26, 2020.

(7)     Mr. Meisenheimer served as Senior Vice President, Chief Operating Officer and President of Pollo Tropical until May 1, 2019.

Potential Payments upon Termination or Change-of-Control

Stockinger Employment Agreement

The Stockinger Employment Agreement provides that if Mr. Stockinger’s employment with the Company is terminated by the Company for Cause (as defined in the Stockinger Employment Agreement) or if his employment with the Company ends due to death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or voluntary termination of employment by Mr. Stockinger without Good Reason (as defined in the Stockinger Employment Agreement), he shall be entitled to receive (i) any earned but unpaid compensation, (ii) solely with respect to Mr. Stockinger’s termination for death or “permanent and total disability”, any earned but unpaid bonus for any completed year prior to the date of termination and (iii) the Accrued Benefits.

The Stockinger Employment Agreement also provides that if Mr. Stockinger’s employment with the Company is terminated by the Company without Cause or for reasons other than death or “permanent and total disability” or is voluntarily terminated by Mr. Stockinger for Good Reason, he shall be entitled to receive (i) 1.5 times his then base salary, to be paid at least monthly, for a period of twelve months, (ii) any earned but unpaid bonus for any completed year prior to the date of termination plus a pro rata portion of any annual bonus that Mr. Stockinger would have been entitled to receive with respect to the fiscal year of termination had his employment not been terminated, (iii) the payment by the Company of premium payments for a period of up to twelve months if Mr. Stockinger and his dependents elect coverage under the Company’s health insurance plan pursuant to the Consolidated Omnibus Budget Reconciliation Act, which we refer to as “COBRA”, (iv) executive outplacement services in an amount not to exceed $25,000 to be incurred no later than the end of the second year following the year of termination and (v) the Accrued Benefits (except as otherwise may be provided in connection with a Change of Control).

If within one year after the occurrence of a Change of Control (as defined in the Stockinger Employment Agreement), Mr. Stockinger’s employment with the Company is terminated by the Company without Cause and for reasons other than death or “permanent and total disability” or is voluntarily terminated by Mr. Stockinger for Good Reason, then Mr. Stockinger shall be entitled to (i) 2.0 times his then base salary, payable in a lump sum (ii) any earned but unpaid bonus for any completed year prior to the date of termination plus a pro rata portion of any annual bonus that Mr. Stockinger would have been entitled to receive with respect to the fiscal year of termination had his employment not been terminated, (iii) the acceleration of the vesting provisions of Mr. Stockinger’s outstanding unvested time-based restricted stock awards, (iv) the acceleration of the vesting provisions of a portion of Mr. Stockinger’s outstanding performance-based restricted stock unit awards that would have vested as of the scheduled vesting date if the Company were to have achieved the target performance level for the performance period, if (x) such awards are not continued by the Compensation Committee or not assumed or replaced in an equitable manner by the successor entity after a Change of Control or (y) such awards are continued by the Compensation Committee, or are assumed or replaced in an equitable manner by the successor entity after a Change of Control and, within one year after the date of Change of Control, Mr. Stockinger’s employment is terminated without Cause and for reasons other than death or “permanent disability” or voluntarily terminated by Mr. Stockinger for Good Reason, (v) the payment by the Company of premium payments for a period of up to twelve months if Mr. Stockinger and his dependents elect coverage under the Company’s health insurance plan pursuant to COBRA, (vi) executive outplacement services in an amount not to exceed $25,000 to be incurred no later than the end of the second year following the year of termination and (vii) the Accrued Benefits.

The following table summarizes estimated benefits that would have been payable to Mr. Stockinger (a) if his employment had been terminated on December 29, 2019 (i) by us for Cause (as defined in the Stockinger Employment Agreement) or if his employment with the Company ends due to death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or voluntary termination of employment by Mr. Stockinger without Good Reason (as defined in the Stockinger Employment Agreement) or (ii) by the Company without Cause or for reasons other than death or “permanent and total disability” or is voluntarily terminated by Mr. Stockinger for Good Reason, or (b) upon a change of control of Fiesta Restaurant Group.

	Terminated Without Cause or By Employee for Good Reason	Terminated for Cause or By Employee Without Good Reason	Disability	Death	Change of Control
Severance(1)	$900,000	$—	$—	$—	$1,200,000
Bonus(2)	—	—	—	—	—
Accrued Vacation(3)	46,154	46,154	46,154	46,154	46,154
Deferred Compensation Plan(4)	—	—	—	—	—
Outplacement	25,000	—	25,000	—	25,000
COBRA(5)	20,087	—	—	—	—
Equity(6)	342,645	—	783,570	783,570	1,027,954

Total	$1,333,886	$46,154	$854,724	$829,724	$2,299,108

____________

(1)      Reflects a cash lump sum payment in the amount equal to one and one-half year salary in effect on December 29, 2019.

(2)      Does not include a 2019 discretionary bonus of $115,000 approved in 2020.

(3)      Amount represents 160 hours of accrued but unpaid vacation as of December 29, 2019 based on the annual salary of $600,000.

(4)      Mr. Stockinger did not participate in the Deferred Compensation Plan.

(5)      Cobra coverage will be paid for one year.

(6)      For the market-based performance restricted stock units granted to Mr. Stockinger in 2017, if Mr. Stockinger’s employment with the Company terminates due to death or disability prior to the end of a performance period, a portion of the units shall immediately vest. The number of units that will vest is calculated as the number of units that would vest as of the applicable scheduled vesting date, if the Company were to achieve the applicable target stock price for the applicable performance period, multiplied by a fraction. The numerator of the fraction is the number of days between the grant date and the date Mr. Stockinger’s employment ended, and the denominator is the number of days in the applicable performance period. If Mr. Stockinger’s employment with the Company is terminated by us without cause (as defined under the applicable award agreement) or by Mr. Stockinger for good reason (as defined under the applicable award agreement), the market based performance restricted stock units shall continue until the scheduled vesting dates and be subject to the market performance criteria for the applicable performance period. If Mr. Stockinger’s employment with the Company is terminated by us for cause, or if Mr. Stockinger retires or otherwise voluntarily terminates his employment with the Company, the market-based performance restricted stock units will be forfeited. If Mr. Stockinger’s employment with the Company is terminated due to change of control (as defined under the applicable award agreement), (i) if the award of market based performance restricted stock units is not continued by the Compensation Committee, or not assumed or replaced in an equitable manner to the holder by the successor entity or company after a change of control, then a portion of the market based performance restricted stock units that would have vested as of the applicable scheduled vesting date if the Company were to have achieved the applicable target market price for the applicable performance period shall immediately vest, and (ii) if the award of market based performance restricted stock units is continued by the Compensation Committee, or is assumed or replaced in an equitable manner to the holder by the successor entity or company after a change of control and if Mr. Stockinger’s employment is terminated within one year after the date of the occurrence of a change of control by the Company without cause and for reasons other than death or disability or voluntarily, by Mr. Stockinger for good reason, a portion of the market based performance restricted stock units that would have vested as of the applicable scheduled vesting date if the Company were to have achieved the applicable target market price for the applicable performance period shall immediately vest. For time-based restricted shares of common stock granted to Mr. Stockinger in 2017, all unvested shares of restricted stock held by Mr. Stockinger will automatically vest under the terms of the Plan and the award agreement upon a termination by us without cause (as defined under the Plan and the award agreement), or by Mr. Stockinger for good reason (as defined under the applicable award agreement), or due to death or disability. The amounts are based on the unvested shares held by Mr. Stockinger at December 29, 2019 and the closing price of our common stock on December 27, 2019 of $9.48.

Former Chief Financial Officers and Other Named Executive Officers

Schweinfurth Letter Agreement, Montgomery Agreement, DiPietro Agreement, Locke Agreement and Dinkins Agreement

Each of the Schweinfurth Letter Agreement, the Montgomery Agreement, the DiPietro Agreement, the Locke Agreement and the Dinkins Agreement provides that upon a termination of Ms. Schweinfurth’s, Mr. Montgomery’s, Mr. DiPietro’s, Mr. Locke’s or Mr. Dinkins’, as applicable, employment by the Company without Cause (as defined in the applicable agreement) or termination of such executive’s employment by such executive with Good Reason (as defined the applicable agreement), such executive is entitled to (i) an amount equal to one times such executive’s highest annual base salary in effect prior to the date such executive’s employment is terminated (plus interest equal to the Prime Rate (as defined in the applicable agreement) plus three percent, with such interest accruing from the date of termination of employment until the date of payment) and (ii) an amount equal to a pro rata portion of the aggregate bonus under the Company’s Executive Bonus Plan (as defined in the applicable agreement) for the year in which such executive’s employment is terminated (plus any earned and unpaid bonus amounts under the Company’s Executive Bonus Plan for the year prior to the year in which such executive’s employment is terminated).

Kinder Compensation

Pursuant to the Company’s arrangement with Ms. Kinder, the lump sum retention bonus payment of $100,000 payable to Ms. Kinder on December 31, 2020 shall be paid in the event that Ms. Kinder is terminated without cause.

The following table summarizes estimated benefits that would have been payable to Mr. Montgomery (a) if his employment had been terminated on December 29, 2019 (i) by us without Cause or by Mr. Montgomery for Good Reason, (ii) upon disability, (iii) upon death, or (b) upon a change of control of Fiesta Restaurant Group.

	Terminated Without Cause or by Employee for Good Reason	Disability	Death	Change of Control
Severance(1)	$475,000	$—	$—	$—
Bonus(2)	178,000	—	—	—
Accrued Vacation(3)	27,404	27,404	27,404	27,404
Deferred Compensation Plan(4)	—	—	—	—
Equity(5)	189,600	189,600	189,600	189,600

Total	$870,004	$217,004	$217,004	$217,004

____________

(1)      Reflects a cash lump sum payment in the amount equal to one year of base salary in effect at December 29, 2019.

(2)      Mr. Montgomery was not eligible for a merit bonus with respect to 2019. Mr. Montgomery’s contractual first year bonus was payable in the event that Mr. Montgomery was terminated without cause prior to March 15, 2020.

(3)      Amount represents three weeks of accrued but unpaid vacation as of December 29, 2019 based on the annual salary of $475,000 in effect at December 29, 2019.

(4)      Mr. Montgomery did not participate in the Deferred Compensation Plan.

(5)      All unvested shares of restricted stock held by the NEO will automatically vest under the terms of the Plan and the applicable award agreement upon a termination by us without cause (as defined under the Plan and the applicable award agreement), or by the NEO for good reason (as defined under the applicable award agreement), or due to death or disability or upon a change of control. The amount is based on the unvested shares held by the NEO at December 29, 2019 and the closing price of our common stock on December 27, 2019 of $9.48.

The following table summarizes benefits payable to Ms. Schweinfurth as of January 25, 2019, the effective date of Ms. Schweinfurth’s resignation from the Company.

Termination at January 25, 2019
Severance(1)	$370,000
Bonus	—
Accrued Vacation(2)	21,346
Deferred Compensation Plan(3)	432,026
Equity(4)	—

Total	$823,372

____________

(1)      Reflects a cash lump sum payment in the amount equal to one year of base salary in effect at January 25, 2019.

(2)      Amount represents three weeks of accrued but unpaid vacation at January 25, 2019 based on the annual salary of $370,000 in effect at January 25, 2019.

(3)      Reflects a cash lump sum payment in the amount value of the Deferred Compensation Plan on January 25, 2019.

(4)      All shares held by Ms. Schweinfurth on the date of her resignation from the Company were forfeited on such date.

The following table summarizes estimated benefits that would have been payable to Ms. Kinder (a) if her employment had been terminated on December 29, 2019 (i) by us without Cause, (ii) upon disability, (iii) upon death, or (b) upon a change of control of Fiesta Restaurant Group.

	Terminated Without Cause	Disability	Death	Change of Control
Severance	$—	$—	$—	$—
Bonus(1)	100,000	—	—	—
Accrued Vacation(3)	13,085	13,085	13,085	13,085
Deferred Compensation Plan(4)	—	—	—	—
Equity(5)	130,777	130,777	130,777	130,777

Total	$243,862	$143,862	$143,862	$143,862

____________

(1)      Reflects retention bonus payable in the event Ms. Kinder is terminated prior to the scheduled payout date.

(2)      Amount represents three weeks of accrued but unpaid vacation as of December 29, 2019 based on the annual salary of $226,800 in effect at December 29, 2019.

(4)      Ms. Kinder did not participate in the Deferred Compensation Plan.

(5)      For restricted stock grants, all unvested shares of restricted stock held by the NEO will automatically vest under the terms of the Plan and the applicable award agreement upon a termination for death or disability. The amount is based on the unvested shares held by the NEO at December 29, 2019 and the closing price of our common stock on December 27, 2019 of $9.48.

The following table summarizes estimated benefits that would have been payable to Mr. DiPietro (a) if his employment had been terminated on December 29, 2019 (i) by us without Cause or by Mr. DiPietro for Good Reason, (ii) upon disability, (iii) upon death, or (b) upon a change of control of Fiesta Restaurant Group.

	Terminated Without Cause or By Employee for Good Reason	Disability	Death	Change of Control
Severance(1)	$365,000	$—	$—	$—
Bonus(2)	—	—	—	—
Accrued Vacation(3)	21,057	21,057	21,057	21,057
Deferred Compensation Plan(4)	—	—	—	—
Equity(5)	72,750	132,462	132,462	218,249

Total	$458,807	$153,519	$153,519	$239,306

____________

(1)      Reflects a cash lump sum payment in the amount equal to one year of base salary in effect at December 29, 2019.

(2)      Does not include a 2019 discretionary bonus of $38,750 approved in 2020.

(3)      Amount represents three weeks of accrued but unpaid vacation as of December 30, 2018 based on the annual salary of $365,000 in effect at December 29, 2019.

(4)      Mr. DiPietro did not participate in the Deferred Compensation Plan.

(5)      All unvested shares of restricted stock held by the NEO will automatically vest under the terms of the Plan and the applicable award agreement upon a termination by us without cause (as defined under the Plan and the applicable award agreement), or by the NEO for good reason (as defined under the applicable award agreement), or due to death or disability or upon a change of control. For the market performance-based restricted stock units granted to the NEO, if the NEO’s employment with the Company terminates due to death or disability prior to the end of a performance period, a portion of the units shall immediately vest. The number of units that will vest is calculated as the number of units that would vest as of the applicable scheduled vesting date, if the Company were to achieve the applicable target stock price for the applicable performance period, multiplied by a fraction. The numerator of the fraction is the number of days between the grant date and the date the NEO’s employment ended, and the denominator is the number of days in the applicable performance period. If the NEO’s employment with the Company is terminated by us without cause (as defined under the applicable award agreement) or by the NEO for good reason (as defined under the applicable award agreement), the market performance-based restricted stock units shall continue until the scheduled vesting dates and be subject to the market performance criteria for the applicable performance period. If the NEO’s employment with the Company is terminated due to change in control (as defined in the applicable award agreement) (i) if, pending the change in control, the Compensation Committee determines that the award of market based performance restricted stock units will not continue after the change in control or that the successor entity (or its parent) will not agree to provide for the assumption or replacement of the award of market based performance restricted stock units with a comparable equity-based award covering shares of the successor entity (or its parent) that would equitably preserve the compensation element of the award of market based performance restricted stock units at the time of the change in control, then a portion of the market based performance restricted stock units shall vest and be settled within 30 days of the date of the Compensation Committee action to accelerate vesting and that portion shall be equal to the number of market based performance restricted stock units that would vest as of the scheduled vesting date if the Company were to achieve the target market price for the performance period and (ii) if, in connection with the change in control, (i) above is not applicable and the award of market based performance restricted stock units is continued, assumed or replaced in the manner described in (i) above and if within one year after that change in control the NEO’s employment with the Company (or with any successor entity) is terminated by the Company for reasons other than cause or the result of a voluntary termination by the NEO, or employment is terminated by the NEO for good reason then, a portion of the market based performance restricted stock units shall immediately vest and be settled within 30 days after the date of the NEO’s termination of employment and that portion shall be equal to the number of market-based performance restricted stock units that would vest as of the scheduled vesting date if the Company were to achieve the target market price for the performance period. The amount is based on the unvested shares held by the NEO at December 29, 2019 and the closing price of our common stock on December 27, 2019 of $9.48.

The following table summarizes estimated benefits that would have been payable to Mr. Dinkins (a) if his employment had been terminated on December 29, 2019 (i) by us without Cause or by Mr. Dinkins for Good Reason, (ii) upon disability, (iii) upon death, or (b) upon a change of control of Fiesta Restaurant Group.

	Terminated Without Cause or By Employee for Good Reason	Disability	Death	Change of Control
Severance(1)	$295,000	$—	$—	$—
Bonus(2)	—	—	—	—
Accrued Vacation(3)	17,019	17,019	17,019	17,019
Deferred Compensation Plan(4)	—	—	—	—
Equity(5)	97,559	185,093	185,093	242,043

Total	$409,578	$212,112	$212,112	$256,062

____________

(1)      Reflects a cash lump sum payment in the amount equal to one year of base salary in effect at December 29, 2019.

(2)      Does not include a 2019 discretionary bonus of $31,250 approved in 2020.

(3)      Amount represents three weeks of accrued but unpaid vacation as of December 29, 2019 based on the annual salary of $295,000 in effect at December 29, 2019.

(4)      Mr. Dinkins did not participate in the Deferred Compensation Plan.

(5)      All unvested shares of restricted stock held by the NEO will automatically vest under the terms of the Plan and the applicable award agreement upon a termination by us without cause (as defined under the Plan and the applicable award agreement), or by the NEO for good reason (as defined under the applicable award agreement), or due to death or disability or upon a change of control. For the market performance-based restricted stock units granted to the NEO, if the NEO’s employment with the Company terminates due to death or disability prior to the end of a performance period, a portion of the units shall immediately vest. The number of units that will vest is calculated as the number of units that would vest as of the applicable scheduled vesting date, if the Company were to achieve the applicable target stock price for the applicable performance period, multiplied by a fraction. The numerator of the fraction is the number of days between the grant date and the date the NEO’s employment ended, and the denominator is the number of days in the applicable performance period. If the NEO’s employment with the Company is terminated by us without cause (as defined under the applicable award agreement) or by the NEO for good reason (as defined under the applicable award agreement), the market performance-based restricted stock units shall continue until the scheduled vesting dates and be subject to the market performance criteria for the applicable performance period. If the NEO’s employment with the Company is terminated due to change in control (as defined in the applicable award agreement) (i) if, pending the change in control, the Compensation Committee determines that the award of market based performance restricted stock units will not continue after the change in control or that the successor entity (or its parent) will not agree to provide for the assumption or replacement of the award of market based performance restricted stock units with a comparable equity-based award covering shares of the successor entity (or its parent) that would equitably preserve the compensation element of the award of market based performance restricted stock units at the time of the change in control, then a portion of the market based performance restricted stock units shall vest and be settled within 30 days of the date of the Compensation Committee action to accelerate vesting and that portion shall be equal to the number of market based performance restricted stock units that would vest as of the scheduled vesting date if the Company were to achieve the target market price for the performance period and (ii) if, in connection with the change in control, (i) above is not applicable and the award of market based performance restricted stock units is continued, assumed or replaced in the manner described in (i) above and if within one year after that change in control the NEO’s employment with the Company (or with any successor entity) is terminated by the Company for reasons other than cause or the result of a voluntary termination by the NEO, or employment is terminated by the NEO for good reason then, a portion of the market based performance restricted stock units shall immediately vest and be settled within 30 days after the date of the NEO’s termination of employment and that portion shall be equal to the number of market-based performance restricted stock units that would vest as of the scheduled vesting date if the Company were to achieve the target market price for the performance period. The amount is based on the unvested shares held by the NEO at December 29, 2019 and the closing price of our common stock on December 27, 2019 of $9.48.

The following table summarizes estimated benefits that would have been payable to Mr. Locke (a) if his employment had been terminated on December 29, 2019 (i) by us without Cause or by Mr. Locke for Good Reason, (ii) upon disability, (iii) upon death, or (b) upon a change of control of Fiesta Restaurant Group.

	Terminated Without Cause or By Employee for Good Reason	Disability	Death	Change of Control
Severance(1)	$350,000	$—	$—	$—
Bonus(2)	—	—	—	—
Accrued Vacation(3)	20,192	20,192	20,192	20,192
Deferred Compensation Plan(4)	—	—	—	—
Equity(5)	115,523	219,185	219,185	286,628

Total	$485,715	$239,377	$239,377	$306,820

____________

(1)      Reflects a cash lump sum payment in the amount equal to one year of base salary in effect at December 29, 2019.

(2)      No bonus was earned in 2019.

(3)      Amount represents three weeks of accrued but unpaid vacation as of December 29, 2019 based on the annual salary of $350,000 in effect at December 29, 2019.

(4)      Mr. Locke did not participate in the Deferred Compensation Plan.

(5)      For the market performance-based restricted stock units granted to the NEO, if the NEO’s employment with the Company terminates due to death or disability prior to the end of a performance period, a portion of the units shall immediately vest. The number of units that will vest is calculated as the number of units that would vest as of the applicable scheduled vesting date, if the Company were to achieve the applicable target stock price for the applicable performance period, multiplied by a fraction. The numerator of the fraction is the number of days between the grant date and the date the NEO’s employment ended, and the denominator is the number of days in the applicable performance period. If the NEO’s employment with the Company is terminated by us without cause (as defined under the applicable award agreement) or by the NEO for good reason (as defined under the applicable award agreement), the market performance-based restricted stock units shall continue until the scheduled vesting dates and be subject to the market performance criteria for the applicable performance period. If the NEO’s employment with the Company is terminated due to change in control (as defined in the applicable award agreement) (i) if, pending the change in control, the Compensation Committee determines that the award of market based performance restricted stock units will not continue after the change in control or that the successor entity (or its parent) will not agree to provide for the assumption or replacement of the award of market based performance restricted stock units with a comparable equity-based award covering shares of the successor entity (or its parent) that would equitably preserve the compensation element of the award of market based performance restricted stock units at the time of the change in control, then a portion of the market based performance restricted stock units shall vest and be settled within 30 days of the date of the Compensation Committee action to accelerate vesting and that portion shall be equal to the number of market based performance restricted stock units that would vest as of the scheduled vesting date if the Company were to achieve the target market price for the performance period and (ii) if, in connection with the change in control, (i) above is not applicable and the award of market based performance restricted stock units is continued, assumed or replaced in the manner described in (i) above and if within one year after that change in control the NEO’s employment with the Company (or with any successor entity) is terminated by the Company for reasons other than cause or the result of a voluntary termination by the NEO, or employment is terminated by the NEO for good reason then, a portion of the market based performance restricted stock units shall immediately vest and be settled within 30 days after the date of the NEO’s termination of employment and that portion shall be equal to the number of market-based performance restricted stock units that would vest as of the scheduled vesting date if the Company were to achieve the target market price for the performance period. The amount is based on the unvested shares held by the NEO at December 29, 2019 and the closing price of our common stock on December 27, 2019 of $9.48.

Meisenheimer Agreement

The 2018 Meisenheimer Agreement provides that, upon termination of Mr. Meisenheimer’s employment by the Company without Cause (as defined in the 2018 Meisenheimer Agreement) or termination of Mr. Meisenheimer’s employment by Mr. Meisenheimer with Good Reason (as defined in the 2018 Meisenheimer Agreement), Mr. Meisenheimer is entitled to (i) an amount equal to one times Mr. Meisenheimer’s highest annual base salary in effect prior to the date Mr. Meisenheimer’s employment is terminated (plus interest equal to the Prime Rate (as defined in the 2018 Meisenheimer Agreement) plus three percent, with such interest accruing from the date of termination of employment until the date of payment) and (ii) an amount equal to a pro rata portion of the aggregate bonus under the Company’s Executive Bonus Plan (as defined in the 2018 Meisenheimer Agreement) to which Mr. Meisenheimer would otherwise have been entitled had his employment not terminated, for the year in which Mr. Meisenheimer’s employment is terminated (plus any earned and unpaid bonus amounts under the Company’s Executive Bonus Plan for the year prior to the year in which Mr. Meisenheimer’s employment is terminated).

The following table summarizes benefits payable to Mr. Meisenheimer as of May 1, 2019, the effective date of his termination of employment with the Company.

Termination at May 1, 2019
Severance(1)	$340,000
Bonus(2)	67,800
Accrued Vacation(3)	19,615
Deferred Compensation Plan(4)	108,214
Equity(5)	234,870

Total	$770,499

____________

(1)      Reflects a cash lump sum payment in the amount equal to the base salary in effect at May 1, 2019.

(2)      Reflects a pro rata severance bonus paid based upon Mr. Meisenheimer’s bonus target at the time of termination.

(3)      Amount represents three weeks of accrued but unpaid vacation at May 1, 2019 based on the annual salary of $340,000 in effect at May 1, 2019.

(4)      Reflects a cash lump sum payment in the amount value of the Deferred Compensation Plan on May 1, 2019.

(5)      Represents the value of 18,207 restricted shares of common stock that accelerated and vested on May 1, 2019, the date of Mr. Meisenheimer’s termination of employment with the Company, based on the closing price of our common stock of $12.90 on such date.

DIRECTOR COMPENSATION

The following table summarizes the compensation we paid to our non-employee directors during the fiscal year ended December 29, 2019. Compensation information for Richard Stockinger is set forth in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Award(2) ($)	Option Award ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stacey Rauch	$75,000	$95,001	—	—	—	—	$170,001
Barry J. Alperin(3)	$19,750	—	—	—	—	—	$19,750
Nicholas Daraviras	$52,500	$75,011	—	—	—	—	$127,511
Stephen P. Elker	$67,500	$75,011	—	—	—	—	$142,511
Brian P. Friedman	$55,000	$75,011	—	—	—	—	$130,011
Sherrill Kaplan	$52,500	$75,011	—	—	—	—	$127,511
Paul E. Twohig	$67,500	$75,011	—	—	—	—	$142,511
Nicholas P. Shepherd	$62,500	$75,011	—	—	—	—	$137,511

____________

(1)      The amounts listed in this column include the payment of director fees.

(2)      On April 30, 2019, Mr. Friedman, Mr. Elker, Mr. Daraviras, Ms. Kaplan, Mr. Shepherd and Mr. Twohig were each granted 5,925 restricted shares of common stock valued at $12.66 per share under the Plan. On April 30, 2019, Ms. Rauch was granted 7,504 restricted shares of common stock valued at $12.66 per share under the Plan. The restricted common stock granted to Ms. Rauch, Mr. Friedman, Mr. Elker, Mr. Daraviras, Ms. Kaplan, Mr. Shepherd and Mr. Twohig fully vests on the first anniversary of the grant date. The amounts shown in this column represent the fair value of restricted common stock granted and approved by the Compensation Committee and is consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. There were no forfeitures in 2019 by these individuals.

(3)      Mr. Alperin served as our director until April 30, 2019.

We use a combination of cash and stock-based compensation to attract and retain qualified non-employee directors to serve on our board of directors. The members of our board of directors, except for any member who is an executive officer or employee, each will receive a fee for serving on our board or board committees. Director compensation has remained unchanged since 2016. Non-employee directors will receive compensation for board service as follows:

•        Our board members each receive an annual retainer of $50,000 for serving as a director, except that the Chairman of our board of directors receives an annual retainer of $65,000.

•        The Chairman of our Audit Committee receives an additional fee of $15,000 per year and each other member of our Audit Committee receives an additional fee of $7,500 per year.

•        The Chairman of our Compensation Committee receives an additional fee of $10,000 per year and each other member of our Compensation Committee receives an additional fee of $5,000, per year.

•        The Chairman of our Corporate Governance and Nominating Committee receives an additional fee of $5,000 per year and each other member of our Corporate Governance and Nominating Committee receives an additional fee of $2,500.

•        On the date of our 2019 Annual Meeting of Shareholders, each non-executive member of our board of directors received a number of shares of our restricted common stock having an aggregate fair market value (as such term is defined in the Plan) of $75,011 on the date of grant, which will fully vest on the first anniversary of the date of grant, other than the Chairman of our board of directors who received a number of shares of our restricted common stock having an aggregate fair market value (as such term is defined in the Plan) of $95,001.

•        Members of our board of directors do not receive separate attendance fees for attending meetings. All directors are reimbursed for all reasonable expenses they incur while acting as directors, including as members of any committee of our board of directors.

•        If any Special Committees are created during the year, the chairman of such committee receives a retainer of $7,500 per annum (prorated for the time that the committee is active), and each non-executive member of the board serving on such Special Committee receives a retainer of $2,500 per annum (prorated for the time that the committee is active).

•        Pursuant to the Plan, upon becoming a director, any future director will receive a number of shares of our restricted common stock having an aggregate fair market value (as defined in the Plan) of $100,000 which will vest in equal installments over five years.

Board of Directors Stock Ownership Guidelines

Members of our board of directors are expected to acquire and continue to hold shares of our common stock having an aggregate market value which equals or exceeds three times the annual retainer paid to a director within five years of being named a director. Only actual shares owned by each director including direct and indirect ownership as reported to the SEC, count toward compliance with these guidelines.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the median annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO. This pay ratio is a reasonable estimate calculated in accordance with applicable SEC rules based on our payroll and employment records and the methodology described below.

We determined our median employee based on 2019 total compensation of our temporary employees and annualized total compensation of our part-time and full-time employees who were employed on December 22, 2019, other than our CEO. The date used to identify our median employee was the last day of the last pay period included in 2019 W-2s for restaurant employees. While in previous years we used December 17 to make this determination we expect that going forward we will use the last day of the last pay period for this determination. As such, the actual date may vary from year to year given that pay periods end on a Sunday rather than a specified date Our median employee was a part-time employee who was paid for a total of 1,560.01 hours on an annualized basis in 2019. Our CEO, who began serving in such capacity beginning on February 28, 2017, received sign-on equity share awards in 2017 with a grant date fair value of $2,432,735. This sign-on equity is intended to represent awards for fiscal years 2017 to 2020. Commencing with the Company’s 2021 fiscal year (or such earlier time as may be determined by the Compensation Committee in its sole discretion), Mr. Stockinger will be entitled to receive additional long-term incentive awards as determined by the Compensation Committee. Mr. Stockinger did not receive any additional long-term incentive awards in 2019.

To identify the median employee, we used W-2 gross earnings (Box 5) for 2019 for our temporary employees and annualized W-2 gross earnings (Box 5) for 2019 for our part-time and full-time employees. We did not apply a cost of living differential for the purpose of selecting the median employee or the CEO comparison. For purposes of identifying the median employee, we annualized such median employee’s total compensation based on the number of days such median employee was employed during the pay periods included in the 2019 W-2.

Hourly part-time team members are the overwhelming majority of the Company’s employee population.

Based on the foregoing, for our 2019 fiscal year our estimate of the ratio of the annual total compensation of our CEO, which does not reflect the sign-on equity award granted in 2017 (notwithstanding the fact that it is intended to represent awards for fiscal years 2017 to 2020), to the median of the annualized total compensation of all our other employees is as follows:

Median employee total annual compensation	$14,241
CEO total annual compensation	$690,000
Ratio	48.45:1

Based on the foregoing, for our 2019 fiscal year our estimate of the ratio of the annual total compensation of our CEO, which reflects 1/4th of the sign-on equity award granted in 2017 (the amount which is allocable to 2019), to the median of the annualized total compensation of all our other employees is as follows:

Median employee total compensation	$14,241
CEO total annual compensation	$1,298,184
Ratio	91.16:1

PROPOSAL 2 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE
COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS
PROXY STATEMENT UNDER “EXECUTIVE COMPENSATION”

We are providing our shareholders an opportunity to cast a vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as described in this Proxy Statement under “Executive Compensation”.

The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of encouraging and rewarding executives to contribute to the achievement of the Company’s business objectives and to attract, retain and motivate talented executives to perform at the highest level and contribute significantly to the Company’s success. The program is intended to align the interests of the Named Executive Officers with those of shareholders, provide an appropriate and balanced mix of short-term and long-term compensation elements, and reward the achievement of performance measures that are directly related to the Company’s financial goals.

The Compensation Committee believes that the amounts of 2019 actual total compensation for the Named Executive Officers are consistent with these objectives. The compensation of the Named Executive Officers is described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages 25 to 52 of this Proxy Statement. The Compensation Discussion and Analysis section and the accompanying tables and narrative provide a comprehensive review of the Company’s executive compensation program and its elements, objectives and rationale. Shareholders are urged to read this disclosure before voting on this proposal.

We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement under “Executive Compensation”. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. The Company is open to receiving feedback from shareholders, and currently provides shareholders with the opportunity to cast an advisory vote to approve our Named Executive Officer’s compensation every year. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following non-binding resolution at the 2020 Annual Meeting. For the reasons stated above, the board is requesting approval of the following non-binding resolution:

RESOLVED, that the shareholders of Fiesta Restaurant Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2020 Annual Meeting of Shareholders.

This advisory resolution will be considered approved if it receives an affirmative vote of the majority of the shares present at the 2020 Annual Meeting and entitled to vote on the subject matter. The shareholder vote on this proposal will be non-binding on the Company and the board and will not be construed as overruling a decision by the Company or the board. However, the board and the Compensation Committee value the opinions that shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as they deem appropriate.

The board of directors recommends a vote FOR the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in this Proxy Statement under “Executive Compensation”. Proxies received in response to this solicitation will be voted FOR the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in this Proxy Statement under “Executive Compensation” unless otherwise specified in the proxy.

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY STOCKHOLDER VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

This proposal enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 2 included in this Proxy Statement. By voting on this proposal, stockholders may indicate on a non-binding and advisory basis, whether they would prefer an advisory vote on the Named Executive Officers’ compensation once every one, two, or three years.

After careful consideration of this proposal, our board of directors has determined that an advisory vote on the compensation of the Company’s Named Executive Officers that occurs every year is the most appropriate alternative for the Company, and therefore recommends that you vote for an annual advisory vote on the compensation of the Company’s Named Executive Officers.

We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal. Pursuant to this advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers, stockholders will be able to specify one of four choices for this proposal on the proxy card or voting instruction: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the board’s recommendation. To the extent one frequency receives the highest vote of the shares present at the meeting and entitled to vote on the subject matter, such frequency will be deemed approved by the stockholders. However, the vote is non-binding on the board of directors. Although non-binding, the board and the Compensation Committee will carefully review the voting results. Notwithstanding the board’s recommendation and the outcome of the stockholder vote, the board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

The board of directors recommends stockholders vote to conduct future advisory votes on the compensation of the Company’s Named Executive Officers EVERY YEAR.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accounting firm to audit and report upon the consolidated financial statements of the Company for the fiscal year ending January 3, 2021. Although shareholder ratification of the board’s action in this respect is not required, the board considers it desirable for shareholders to pass upon the selection of auditors and, if the shareholders disapprove of the selection, intends to reconsider the selection of the independent registered public accounting firm for the fiscal year ending January 3, 2021.

A representative of Deloitte & Touche LLP is expected to be present at the 2020 Annual Meeting and will have the opportunity to make a statement if so desired and is expected to be available to respond to appropriate questions from shareholders.

The majority of the shares present at the 2020 Annual Meeting and entitled to vote on the subject matter is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2021.

The board of directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2021. Proxies received in response to this solicitation will be voted FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2021 unless otherwise specified in the proxy.

Fees for Professional Services

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 29, 2019 and December 30, 2018 by our independent registered public accounting firm, Deloitte & Touche LLP:

	Fiscal Year Ended,
	December 29 2019	December 30, 2018
	(Amount in the thousands)
Audit Fees(1)(2)	$879	$804
Audit-Related Fees	—	—
Total Fees	$879	$804

____________

(1)      Audit fees represents the aggregate fees billed or to be billed for professional services rendered for the audit of our annual consolidated financial statements, review of interim quarterly financial statements included in our quarterly reports on Form 10-Q, and for the effectiveness of our internal controls over financial reporting.

(2)      Audit fees in 2019 include fees related to the adoption of ASC 842 Leases. Audit Fees for 2018 include an additional $79,000 in fees related to 2018 billed subsequent to the filing of our 2019 Proxy Statement.

Policy on Audit Committee Pre-Approval of Services Provided by Deloitte & Touche LLP

The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. The Audit Committee preapproves all audit and non-audit services provided by the independent registered public accounting firm, other than de minimis non-audit services, and shall not engage the independent registered public accounting firm to perform the specific non-audit services proscribed by law or regulation. The Audit Committee may form one or more subcommittees, each of which shall take such actions as shall be delegated by the Audit Committee; provided, however, the decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

ANNUAL MEETING PROCEDURES

Annual Meeting Admission

Only Fiesta Restaurant Group shareholders or their duly authorized and constituted proxies may attend the 2020 Annual Meeting. Proof of ownership of our common stock must be presented in order to be admitted to the 2020 Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the 2020 Annual Meeting in person, you must bring a brokerage statement, the proxy card mailed to you by your bank or broker or other proof of ownership as of the close of business on March 2, 2020, the record date, to be admitted to the 2020 Annual Meeting. Otherwise, proper documentation of a duly authorized and constituted proxy must be presented. This proof can be as follows: a brokerage statement or letter from a broker, bank or other nominee indicating ownership on the record date, a proxy card, or a valid, legal proxy provided by your broker, bank or other nominee.

After the chairman of the meeting opens the 2020 Annual Meeting, further entry will be prohibited. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the 2020 Annual Meeting. The use of mobile phones during the 2020 Annual Meeting is also prohibited. All persons attending the 2020 Annual Meeting will be required to present a valid government-issued picture identification, such as a driver’s license, state-issued ID card or passport, to gain admittance to the 2020 Annual Meeting.

Who Can Vote, Outstanding Shares

Holders of record of our common stock at the close of business on March 2, 2020 may vote at the 2020 Annual Meeting. As of March 2, 2020, we had 25,969,444 shares of our common stock outstanding and each entitled to one vote. A majority, or 12,984,723, of these shares, present in person or represented by proxy at this meeting, will constitute a quorum for the transaction of business.

Voting Procedures

You can vote by attending the 2020 Annual Meeting and voting in person, or you can vote by proxy. If you are the record holder of your stock, you can vote in the following four ways:

By Internet:    You may vote by submitting a proxy over the Internet. Please refer to the notice, proxy card or voting instruction form provided to you by your broker for instructions of how to vote by Internet.

By Telephone:    Shareholders located in the United States may vote by submitting a proxy by telephone by calling the toll-free telephone number on your notice, proxy card or voting instruction form and following the instructions.

By Mail:    If you received proxy materials by mail, you can vote by submitting a proxy by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope.

In Person at the 2020 Annual Meeting:    If you attend the 2020 Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the 2020 Annual Meeting. You are encouraged to complete, sign and date the proxy card and submit your proxy in advance over the Internet, by telephone or by mail regardless of whether or not you plan to attend the 2020 Annual Meeting.

If you hold your shares of common stock in “street name,” meaning such shares are held for your account by a broker, bank or other nominee, then you will receive instructions from such institution or person on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

Proxy

The shares represented by proxies will be voted in accordance with the directions made thereon at the 2020 Annual Meeting, but if no direction is given and you do not revoke your proxy, your proxy will be voted: FOR the election of the nine named director nominees (Proposal 1); FOR, on an advisory basis, the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in the Proxy Statement under “Executive Compensation,” (Proposal 2); 1 YEAR as the selection, on an advisory basis, the frequency of the advisory stockholder vote on the compensation of the Company’s Named Executive Officers (Proposal 3) and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2020 fiscal year (Proposal 4).

The board is not aware of any matters that are expected to come before the 2020 Annual Meeting other than those described in this Proxy Statement. If any other matter should be presented at the 2020 Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the board will be voted with respect thereto at the discretion of the persons named thereon as proxies.

Record Date

Only holders of record of common stock at the close of business on March 2, 2020 will be entitled to notice of and to vote at the 2020 Annual Meeting.

Quorum

A majority of the outstanding shares of common stock, present in person or represented by proxy at the 2020 Annual Meeting, will constitute a quorum for the transaction of business. Votes withheld, abstentions and broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for this meeting. In the absence of a quorum, the 2020 Annual Meeting may be adjourned by a majority of the votes entitled to be cast represented either in person or by proxy.

Required Vote

As a holder of our common stock, you are entitled to one vote per share on any matter submitted to a vote of the shareholders.

Proposal 1 will be decided by the affirmative vote of a majority of the shares of common stock voting with respect to such nominee. Proposals 2, 4 and 5 will be decided by the affirmative vote of a majority of the votes present in person or represented by proxy. The frequency receiving the highest number of votes from holders of shares present at the meeting and entitled to vote on the subject matter will be the non-binding selection of the stockholders of the frequency of a future advisory stockholder vote on the compensation of the Company’s Named Executive Officers. A shareholder over the Internet, by telephone, or by mail can vote “FOR,” “AGAINST” or “ABSTAIN” on Proposals 1, 2, 4 and 5 and “1 YEAR”, “2 YEARS”, “3 YEARS” OR “ABSTAIN” on Proposal 3. Each of Proposals 1, 2, 4 and 5 will pass if the total votes cast “for” a given proposal exceed the total number of votes cast “against” and “abstain” on such given proposal.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING
FOR THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL 1 AND
FOR PROPOSALS 2 and 4 and 1 YEAR ON PROPOSAL 3.

Abstentions and Broker Non-Votes

If you are a beneficial owner holding your shares in “street name” and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares of common stock will not be voted with respect to any proposal for which the shareholder of record does not have “discretionary” authority to vote. You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization. If this is the case, you will receive a separate voting instruction form with this Proxy Statement from such organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”). Broker “non-votes” are not counted in the tabulations of the votes cast or present at the meeting and entitled to vote on any of the proposals and therefore will have no effect on the outcome of the proposals.

We encourage you to provide voting instructions on the proxy card or a provided voting instruction form to the bank, broker, trustee or other nominee that holds your shares by carefully following the instructions provided in their notice to you.

Revocability of Proxy

A shareholder of record who has properly executed and delivered a proxy may revoke such proxy at any time before the 2020 Annual Meeting in any of the four following ways:

•        timely complete and return a new proxy card bearing a later date;

•        vote on a later date by using the Internet or telephone;

•        deliver a written notice to our Secretary prior to the 2020 Annual Meeting by any means, including facsimile, stating that your proxy is revoked; or

•        attend the 2020 Annual Meeting and vote in person.

If your shares are held of record by a bank, broker, trustee or other nominee and you desire to vote at the 2020 Annual Meeting, you may change your vote by submitting new voting instructions to your broker in accordance with such broker’s procedures.

Appraisal Rights

Holders of shares of common stock do not have appraisal rights under Delaware law in connection with this proxy solicitation.

Shareholder List

A list of our shareholders as of the close of business on March 2, 2020 will be available for inspection during business hours for ten days prior to the 2020 Annual Meeting at our principal executive offices located at 14800 Landmark Boulevard, Suite 500, Dallas, TX 75254.

Communications with the Board

Any shareholder or other interested party who desires to communicate with the chair of our board of directors or any of the other members of the board of directors may do so by writing to: Board of Directors, c/o Stacey Rauch, Chair of the Board of Directors, Fiesta Restaurant Group, Inc., 14800 Landmark Boulevard, Suite 500, Dallas, Texas 75254 or through the Company’s website, www.frgi.com, under the Investor Relations link. Communications may be addressed to the Chair of the board, an individual director, a board committee, the non-management directors, or the full board. Communications will then be distributed to the appropriate directors unless the Chair determines that the information submitted constitutes “spam,” offensive or inappropriate material, and/or communications offering to buy or sell products or services.

Other Matters

If you have any questions, or if you need additional copies of the proxy materials, please contact Louis DiPietro, Senior Vice President, Chief Legal Officer, General Counsel and Secretary by mail at 7255 Corporate Center Dr., Suite C, Miami Florida 33126 or by telephone at (305) 671-1257.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING TO BE HELD ON APRIL 29, 2020: THE PROXY STATEMENT FOR THE 2020 ANNUAL MEETING AND OUR 2019 ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE AT
WWW.PROXYVOTE.COM.

OTHER INFORMATION

Costs of Solicitation

We are required by law to convene an annual meeting of shareholders at which directors are elected. Because our shares are widely held, it would be impractical for our shareholders to meet physically in sufficient numbers to hold a meeting. Accordingly, the Company is soliciting proxies from our shareholders. United States federal securities laws require us to send you this Proxy Statement, and any amendments and supplements thereto, and to specify the information required to be contained in it. The Company will bear the expenses of calling and holding the 2020 Annual Meeting and the solicitation of proxies therefor. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to shareholders of record and beneficial owners, and reimbursements paid to brokerage firms, banks and other fiduciaries for their reasonable out-of pocket expenses for forwarding proxy materials to shareholders and obtaining beneficial owner’s voting instructions. In addition to soliciting proxies by mail, directors, officers and employees may solicit proxies on behalf of the board, without additional compensation, personally or by telephone. We may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically.

Other Matters

Shareholder proposals intended for inclusion in our proxy statement relating to the Annual Meeting of Shareholders in 2021 must be received by us no later than November 21, 2020. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC. The proxy or proxies designated by us will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2021 Annual Meeting of Shareholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by us on or prior to February 4, 2021 and certain other conditions of the applicable rules of the SEC are satisfied. Under our Bylaws, proposals of shareholders not intended for inclusion in the proxy statement, but intended to be raised at our regularly scheduled Annual Meeting of Shareholders to be held in 2021, including nominations for election as directors of persons other than nominees of the board of directors, must be received by us not more than the 120 days prior to the 2021 Annual Meeting of Shareholders and no later than the later of (i) the close of business on the 90th day prior to the 2021 Annual Meeting of Shareholders, and (ii) the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting of Shareholders is first made by us. Such proposals must comply with the procedures outlined in our Bylaws, which may be found on our website www.frgi.com or a copy of which is available upon request from the Secretary of the Company, 14800 Landmark Boulevard, Suite 500, Dallas, Texas 75254.

We will bear the cost of preparing, assembling, and mailing the form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation and all costs associated with delivering our proxy materials to shareholders. In addition to solicitation of proxies by use of the Internet, telephone, and mail, our directors, officers, and employees (who will receive no compensation therefore in addition to their regular remuneration) may solicit the return of proxies by telephone, telegram, or personal interview.

We will request banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward copies of the proxy materials to their principals and to request instructions for voting the proxies. We may reimburse such banks, brokerage houses, and other custodians, nominees, and fiduciaries for their expenses in connection therewith.

COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 29, 2019, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES, AS FILED WITH THE SEC ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO Louis DiPietro, SENIOR VICE PRESIDENT, CHIEF LEGAL OFFICER, general counsel AND SECRETARY, FIESTA RESTAURANT GROUP, INC., 7255 Corporate center dr., suite c, miami, florida 33126 OR telephonic REQUEST TO Mr. Dipietro at (305) 671-1257.

Our board of directors does not intend to present, and does not have any reason to believe, that others intend to present, any matter of business at the 2020 Annual Meeting other than those set forth in this proxy statement. However, if other matters properly come before the 2020 Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

WE ENCOURAGE YOU TO AUTHORIZE YOUR PROXY ELECTRONICALLY BY GOING TO THE WEBSITE WWW.PROXYVOTE.COM OR BY CALLING THE TOLL-FREE NUMBER (FOR RESIDENTS OF THE UNITED STATES AND CANADA) LISTED ON YOUR PROXY CARD. PLEASE HAVE YOUR NOTICE OR PROXY CARD IN HAND WHEN GOING ONLINE OR CALLING. IF YOU AUTHORIZE YOUR PROXY ELECTRONICALLY OVER THE INTERNET OR BY CALLING THE TOLL-FREE NUMBER, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. IF YOU CHOOSE TO AUTHORIZE YOUR PROXY BY MAIL, SIMPLY MARK YOUR PROXY CARD, AND THEN DATE, SIGN AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

By order of the Board of Directors,
Louis DiPietro
Senior Vice President, Chief Legal Officer, General Counsel & Secretary

7255 Corporate Center Dr. Suite C

Miami, Florida 33126

March 20, 2020

FIESTA RESTAURANT GROUP, INC.
ATTN: LOUIS DIPIETRO, SVP, CLO, GC, SECRETARY
14800 LANDMARK BOULEVARD, SUITE 500
DALLAS, TX 75254

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 28, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 28, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D02758-P35786 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FIESTA RESTAURANT GROUP, INC.

The Board of Directors recommends you vote FOR the following:

1. To elect the following Directors of Fiesta Restaurant Group, Inc.:

Nominees:	For	Against	Abstain
1a. Stacey Rauch	☐	☐	☐
1b. Nicholas Daraviras	☐	☐	☐
1c. Stephen Elker	☐	☐	☐
1d. Brian Friedman	☐	☐	☐
1e. Nicholas Shepherd	☐	☐	☐
1f. Richard Stockinger	☐	☐	☐
1g. Paul Twohig	☐	☐	☐
1h. Sherrill Kaplan	☐	☐	☐
1i. Andrew Rechtschaffen	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.	For	Against	Abstain
2. To adopt, on an advisory basis, a non-binding resolution approving the compensation of the Company's Named Executive Officers, as described in the Proxy Statement under "Executive Compensation".	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on proposal 3.	3 Years	2 Years	1 Year	Abstain
3. To select, on an advisory basis, the frequency of the advisory stockholder vote on the compensation of the Company's Named Executive Officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4 and 5.	For	Against	Abstain
4. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Fiesta Restaurant Group, Inc. for the 2020 fiscal year.	☐	☐	☐
5. To consider and act upon such other matters as may properly come before the 2020 Annual Meeting.	☐	☐	☐

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted FOR items 1, 2, 4 and 5 and for 1 YEAR on item 3. If any other matters properly come before the meeting, the stockholder(s) named in this proxy will vote in their discretion. These items of business are more fully described in the Proxy Statement. Only stockholders of record on March 2, 2020 may vote at the meeting or any adjournment thereof. To vote by Internet, go to www.proxyvote.com.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date